Exhibit 4.4

Execution Version

SHAREHOLDERS’ AGREEMENT

DATED: December 9, 2016

SHAREHOLDERS’ AGREEMENT

relating to

QUDIAN INC.

SHAREHOLDERS’ AGREEMENT

DATED: December 9, 2016

AMONG:

(1)	Qudian Inc., a company incorporated in the Cayman Islands with its registered office located at Codan Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman,KY11111,Cayman Islands (the “Company”);

(2)	QD Technologies Limited, a limited liability company incorporated under the laws of British Virgin Islands with its registered office located at Commerce House, Wickhams Cay 1, P.O. Box 3140, Road Town, Tortola, British Virgin Islands VG1110. (the “BVI Co”);

(3)	QD Data Limited, a limited liability company incorporated under the laws of Hong Kong with its registered office located at Unit 806, 8/F, Tower II, Cheung Sha Wan Plaza, 844 Cheung Sha Wan Road, Kowloon, Hong Kong (the “HK Co”);

(4)	Qufenqi (Ganzhou) Information Technology Co., Ltd. ( ( ) ), a limited liability company incorporated in the PRC with its registered office located at Room 209, Floor 2, East Tower Headquarters Economic Building, No. 65 Xingguo Road ( B6 402 ) (the “WFOE”);

(5)	Beijing Happy Time Technology Development Co., Ltd. ( ), a limited liability company incorporated in the PRC with its registered office located at Room 8212, Floor 1, No. 2 Building, Chaowai Yabaoli, Chaoyang District, Beijing ( 2 8212 ) (“Domestic Company”);

(6)	Tianjin Happy Time Technology Co., Ltd. ( ), a limited liability company incorporated in the PRC with its registered office located at Floors B1-5, Dongman Building, 126 Dongman Middle Road, Shengtai City, Tianjin ( 126 B1-5 ) (“Tianjin Happy Time”);

(7)	Tianjin Qufenqi Technology Co., Ltd. ( ), a limited liability company incorporated in the PRC with its registered office located at Floors B1-5, Dongman Building, 126 Dongman Middle Road, Shengtai City, Tianjin ( 126 B1-5 ) (“Tianjin Qufenqi”);

(8)	Beijing Happy Fenqi Technology Co., Ltd. ( ), a limited liability company incorporated in the PRC with its registered office located at A-1912-055, Floor 16, No. 1 Building, 18 Zhongguancun East Road, Haidian District, Beijing ( 18 1 16 A-1912-055) (“Beijing Happy Fenqi”);

(9)	Tainjin Happy Fenqi Technology Co., Ltd. ( ), a limited liability company incorporated in the PRC with its registered office located at No.2, Floor 5, B1 Dongman Building, No.126 Dongmanzhong Road, zhongxin Ecological City, Tianji ( 126 B1-5 -2) (“Tianjin Happy Fenqi”);

(10)	Qufenqi (Beijing) Information Technology Co., Ltd. ( ( ) ), a limited liability company incorporated in the PRC with its registered office located at Room 811, Floor 7, No. 8 Haidian North 2nd Street, Haidian District, Beijing ( 8 7 811) (“Beijing Qufenqi”);

(11)	Ganzhou Happy Fenqi Technology Co., Ltd. ( ), a limited liability company incorporated in the PRC with its registered office located at Building 2, Block 25,Standard Factory, First Stage Project, Science and Technology Venture Service Center, Economic Development Zone, Ganzhou City, Jiangxi Province( 25 2 )(“Ganzhou Happy Fenqi”);

(12)	Ganzhou Happy Fenqi Network Service Co., Ltd. ( ), a limited liability company incorporated in the PRC with its registered office located at Building 2, Block 25, Standard Factory, First Stage Project, Science and Technology Venture Service Center, Economic Development Zone, Ganzhou City, Jiangxi Province ( 25 2 )(“Ganzhou Network”);

(13)	Fuzhou High-tech Zone Microcredit Co., Ltd. ( ), a limited liability company incorporated in the PRC with its registered office located at Building A6, Small and Medium Entrepreneurship Yard, Kechuang Fuhua Base, No.198 Jinni Revenue, high and new tech development zone, Fuzhou City, Jiangxi Province( 198 A6 )(“Fuzhou Microcredit”);

(14)	Fuzhou Happy Time Technology Co., Ltd. ( ), a limited liability company incorporated in the PRC with its registered office located at Floor 2-4, Building A6, Small and Medium Entrepreneurship Yard, Kechuang Fuhua Base, No.198 Jinni Revenue, high and new tech development zone, Fuzhou City, Jiangxi Province( 198 A6 )(“Fuzhou Happy Time”, collectively with Tianjin Happy Time, Tianjin Qufenqi, Beijing Happy Fenqi, Tianjin Happy Fenqi, Beijing Qufenqi, Ganzhou Happy Fenqi, Ganzhou Network, Fuzhou Microcredit, the Domestic Company and the WFOE, the “PRC Companies”);

(15)	Joyful Bliss Limited, a company incorporated in Hong Kong with its registered office located at RM 1501, 15/F SPA CTR 53-55, Lockhart Rd Wanchai, Hong Kong( “Joyful Bliss ”);

(16)	Ever Bliss Fund, L.P., a company incorporated in Cayman Island, with its registered office located at The Office of Sertus Incorporations (Cayman) Limited, Sertus Chambers, P.O. Box 2547, Cassia Court, Camana Bay, Grand Cayman, Cayman Islands( “Ever Bliss ”, together with Joyful Bliss, the “BRV” );

(17)	Source Code Accelerate L.P., a company incorporated in Cayman Islands, with its registered office located at Harneys Services(Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, George Town, P. O. Box 10240, Grand Cayman KY1-1002, Cayman Islands,( “Source Code ”, together with Joyful Bliss, Ever Bliss (only with respect to the Series A Shares each foregoing entity holds), collectively the “Series A Investors,” each a “Series A Investor”);

(18)	Kunlun Group Limited, a limited liability company incorporated in the Hong Kong with its registered office located at Suite 1203, 12th Floor, Ruttonjee House, 11 Duddell Street, Central, Hong Kong (“Kunlun”; together with Joyful Bliss, Ever Bliss and Source Code (only with respect to the Series B Shares each foregoing entity holds), collectively the “Series B Investors,” each a “Series B Investor”);

(19)	Phoenix Auspicious FinTech Investment L.P., a company incorporated in Cayman Island with its registered office located at P.O. Box 2075, #31 The Strand,46 Canal Point Drive, Grand Cayman KY1-1105,Cayman Islands. ( “Phoenix ”);

(20)	Wa Sung Investment Limited, a company incorporated in Hong Kong with its registered office located at Unit 606, 6thFloor, Alliance Building, 133 Connaught Road Central, Hong Kong (“Huasheng ”);

(21)	API (Hong Kong) Investment Limited, a limited liability company incorporated in the Hong Kong (“API”; together with BRV, Source Code, Kunlun, Phoenix and Huasheng (only with respect to the Series C Shares each foregoing entity holds), collectively the “Series C Investors,” and each a “Series C Investor”);

(22)	Luo Min ( ), a PRC citizen with the PRC ID Card No. of 362527198302280018 (the “Founder”); and

(23)	Qufenqi Holding Limited, a company incorporated in the British Virgin Islands with its registered office located at Geneva Place, Waterfront Drive, P.O. Box 3469, Road Town, Tortola, British Virgin Islands (the “Founder Holdco”, the Founder Holdco and the Founder are collectively referred to as the “Key Holders” and each a “Key Holder”).

WHEREAS:

(A)	The Investors and the Key Holders are directly and indirectly the legal and beneficial holders of all of the issued share capital of the Company.

(B)	The parties hereto now wish to enter into this Agreement for the purposes of regulating the rights and obligations among them as well as the business and management of the Group Companies from the date hereof.

(C)	The parties hereto hereby agree to enter into this Agreement to set forth their agreements and understandings with respect to the rights as shareholders of the Company.

NOW IT IS HEREBY AGREED as follows:

1. INTERPRETATION

1.1	In this Agreement, the following expressions shall, except where the context otherwise requires, have the following meanings:

“Acceptance Notice” has the meaning ascribed to it in Section 11.3;

“Agreement” means this Shareholders’ Agreement;

“API” has the meaning ascribed to it in the preamble;

“Approved Sale” has the meaning ascribed to it in Section 17.1;

“Approved Sale Date” has the meaning ascribed to it in Section 17.2;

“Associate” means:

(i)	as to any body corporate, any other body corporate, unincorporated entity or person directly or indirectly Controlling, directly or indirectly Controlled by or under direct or indirect common Control with, such body corporate; and

(ii)	as to any individual, his spouse, child, brother, sister, parent, trustee of any trust in which such individual or any of his immediate family members is a beneficiary or a discretionary object, or any entity or company Controlled by any of the aforesaid persons;

“Beijing Happy Fenqi” has the meaning ascribed to it in the preamble;

“Beijing Happy Time” has the meaning ascribed to it in the preamble;

“Beijing Qufenqi” has the meaning ascribed to it in the preamble;

“Board” or “Board of Directors” means the board of directors of the Company;

“BRV” has the meaning ascribed to it in the preamble;

“BRV Director” has the meaning ascribed to it in Section 3.2;

“BRV Group” means BRV and any affiliated venture capital fund, a partner or member of such partnership or affiliated entity or a retired partner or member of such partnership or affiliated entity who retires after the date hereof, or to the estate of any such partner, member, retired partner or retired member or the transfer by gift, will or intestate succession of any partner or member to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or member or his or her spouse;

“Business” means the businesses of staging shopping and money management;

“Business Day” means a day, excluding Saturdays, Sundays and legal holidays, on which banks in the Cayman Islands, the PRC, Hong Kong and the United States of America are open for business throughout their normal business hours;

“Charter Documents” has the meaning ascribed to it in the Preferred Share Purchase Agreement.

“Company” has the meaning ascribed to it in the preamble;

“Company Notice” has the meaning ascribed to it in Section 12.11(b);

“Company Right of First Refusal” has the meaning ascribed to it in Section 12.6;

“Competitor” has the meaning ascribed to it in Section 6.2.

“Completion” means the completion or closing of the allotment and issuance of the Series C Shares as described under the Preferred Share Purchase Agreement;

“Control”, “Controls”, “Controlled” or any correlative term means the possession, directly or indirectly, of the power to direct or cause the direction of the management of a Person, whether through the ownership of voting securities, by contract, credit arrangement or proxy, as trustee, executor, agent or otherwise. For the purpose of this definition, a Person shall be deemed to Control another Person if such first Person, directly or indirectly, owns or holds more than 50% of the voting equity interests in such other Person;

“Control Documents” means the following Contracts collectively: (i) the Exclusive Business Cooperation Agreement ( ) dated as of December 9, 2016, entered into by and between the WFOE and the Domestic Company, (ii) the Call Option Agreement ( ) dated as of December 9, 2016 entered into by and among the WFOE, the Domestic Company, and the shareholders of the Domestic Company, (iii) the Shareholders Voting Rights Proxy Agreement ( ) dated as of December 9, 2016 entered into by the shareholders of the Domestic Company, and (iv) the Equity Pledge Agreements ( ) dated as of December 9, 2016 entered into by and among the WFOE, the Domestic Company, and the shareholders of the Domestic Company, or other similar Contracts, each as may be amended from time to time.;

“Co-Sale Eligible Securities” has the meaning ascribed to it in Section 13.1;

“Co-Sale Preferred Shareholder” has the meaning ascribed to it in Section 13.1;

“Director” means any member of the Company’s Board of Directors;

“Disclosing Party” has the meaning ascribed to it in Section 5.3;

“Domestic Company” has the meaning ascribed to it in the preamble;

“Dragged Shareholders” has the meaning ascribed to it in the Section 17.1;

“Drag-Along Notice” has the meaning ascribed to it in the Section 17.2;

“Drag-Along Shareholders” means has the meaning ascribed to it in the Section 17.1;

“Equity Securities” means, with respect to any Person that is a legal entity, any and all shares of capital stock, membership interests, units, profits interests, ownership interests, equity interests, registered capital, and other equity securities of such Person, and any right, warrant, option, call, commitment, conversion privilege, pre-emptive right or other right to acquire any of the foregoing, or security convertible into, exchangeable or exercisable for any of the foregoing, or any Contract providing for the acquisition of any of the foregoing;

“ESOP” means any stock option plan or equity incentive plan adopted by any Group Company from time to time in relation to the grant or issue of shares, stock options or any other securities to its employees, officers, directors, consultants and/or other eligible persons;

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended;

“Exercising Shareholder” has the meaning ascribed to it in Section 12.11(d);

“Expiration Notice” has the meaning ascribed to it in Section 12.11(e);

“Fair Market Value” shall mean, as of any date, the value of an Ordinary Share determined as follows: (i) if the Ordinary Share is listed on any established stock exchange or a national market system, including, without limitation, The New York Stock Exchange, The Nasdaq Global Market or The Nasdaq Capital Market of The Nasdaq Stock Market, the Fair Market Value shall be the closing sales price for the Ordinary Shares (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Board of Directors deems reliable, (ii) if the Ordinary Share is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value shall be the mean of the high bid and low asked prices for the Ordinary Share on the day of determination, as reported in The Wall Street Journal or any other source as the Board deems reliable, or (iii) in the absence of an established market for the Ordinary Share, the fair market value of an Ordinary Share as determined by the Board of Directors (including the approval of Preferred Directors Majority) in accordance with applicable law.

“Form S-3” and “Form F-3” have the meaning ascribed to them in Section 2(e) of the Schedule 2;

“Founder” has the meaning ascribed to it in the preamble;

“Founder Holdco” has the meaning ascribed to it in the preamble;

“Fully-Exercising Holder” has the meaning ascribed to it in Section 11.4;

“Fuzhou Happy Time” has the meaning ascribed to it in the preamble;

“Fuzhou Microcredit” has the meaning ascribed to it in the preamble;

“Ganzhou Happy Fenqi” has the meaning ascribed to it in the preamble;

“Ganzhou Network” has the meaning ascribed to it in the preamble;

“Group Companies” means the Company, the BVI Co, the HK Co, the PRC Companies and their respective Subsidiaries from time to time, including but not limited to Happy Fenqi, Tianjin Happy Time, and Tianjin Qufenqi, and “Group Company” means any one of them;

“HK Co” has the meaning ascribed to it in the preamble;

“HKIAC” has the meaning ascribed to it in Section 25.2;

“Holder” has the meaning ascribed to it in Section 2(d) of the Schedule 2;

“Hong Kong” means the Hong Kong Special Administrative Region of the PRC;

“Huasheng” has the meaning ascribed to it in the preamble;

“IFRS” means the International Financial Reporting Standards promulgated by the International Accounting Standards Board, as amended from time to time;

“Initiating Holders” has the meaning ascribed to it in Section 3(b) of the Schedule 2;

“Investor” or “Investors” means collectively, the Series A Investors, the Series B Investors, and the Series C Investors.

“Investor Right Period” has the meaning ascribed to it in Section 12.11(b);

“Issuance Notice” has the meaning ascribed to it in Section 11.2;

“Key Holder” or “Key Holders” has the meaning ascribed to it in the preamble;

“Kunlun” has the meaning ascribed to it in the preamble;

“Kunlun Director” has the meaning ascribed to it in Section 3.2;

“Liquidation Event” (i) a voluntary or involuntary liquidation, dissolution or winding up of the Company, and (ii) unless waived by the Majority Series C Shareholders, the Majority Series A Shareholders, and the Majority Series B Shareholders, whether in a single transaction or series of related transactions, (A) any merger, amalgamation, consolidation, acquisition, tender offer, reorganization or scheme thereof or other business combination in which the shareholders owning a majority of the voting power or voting stock of the Company or any other Material Group Company immediately prior to such transaction do not own a majority of the voting power or voting stock of such Group Company or the surviving or acquiring person or the entity controlling the surviving or acquiring person immediately following such transaction, (B) a sale, conveyance or other disposition of all or substantially all of the Company’s assets or sale of a majority of the equity or assets of any Material Group Company or Associate of any Material Group Company (including without limitation by means of an arrangement the net effect of which is the disposition of all or substantially all of the Company’s assets), (C) the licensing out of any Group Company’s material intellectual property to a third party outside the ordinary course of business, or (D) any termination of (by operation of law or otherwise), material amendment to or material breach of the Control Documents and any other contracts among the Group Companies designed to provide the Company with control over, and the ability to consolidate the financial statements of, direct or indirect subsidiaries and/or Controlled Persons (such as the Domestic Company) and its subsidiaries;

“Majority Series A Shareholders” means the holders of at least eighty percent (80%) of the voting power of the then outstanding Series A Shares (voting together as a single class and calculated on an as-converted basis);

“Majority Series B Shareholders” means the holders of at least fifty percent (50%) of the voting power of the then outstanding Series B Shares (voting together as a single class and calculated on an as-converted basis);

“Majority Series C Shareholders” means the holders of at least fifty percent (50%) of the voting power of the then outstanding Series C Shares (voting together as a single class and calculated on an as-converted basis);

“Material Group Company” means the Company and (i) any Group Company that is a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X under the Securities Act, and/or (ii) any Group Company that holds material Permit(s)(as defined in the Memorandum and Articles of Association) (including without limitation an internet content provider or value-added telecommunication services license) legally required or necessary (as reasonably determined by the Majority Series C Shareholders, the Majority Series A Shareholders, and the Majority Series B Shareholders) to conduct any portion of the Group’s business.

“Memorandum and Articles of Association” shall mean the amended and restated Memorandum of Association and Articles of Association of the Company, as amended from time to time;

“New Financing” has the meaning ascribed to it in Section 4.2(c);

“New Securities” has the meaning ascribed to it in Section 11.1;

“Non-Disclosing Parties” has the meaning ascribed to it in Section 5.3;

“Observer” has the meaning ascribed to it in Section 3.2;

“Offered Preferred Securities” has the meaning ascribed to it in Section 12.1;

“Offered Price” has the meaning ascribed to it in Section 12.10(c);

“Offered Preferred Terms” has the meaning ascribed to it in Section 12.2;

“Offered Securities” has the meaning ascribed to it in Section 12.6;

“Offered Terms” has the meaning ascribed to it in Section 12.10(d);

“Ordinary Directors” has the meaning ascribed to it in Section 3.3;

“Ordinary Share Equivalents” means any Equity Security of the Company, which is, by its terms, convertible into or exchangeable or exercisable for Ordinary Shares or other share capital of the Company, including the Preferred Shares;

“Ordinary Shareholder” means a holder of any Ordinary Share (other than solely as a result of receiving Ordinary Shares upon conversion of Preferred Shares and/or upon exercise of a contractual right of first refusal);

“Ordinary Shares” means ordinary shares of par value of US$0.0001 each in the capital of the Company;

“Overallotment Period” has the meaning ascribed to it in Section 12.11(d);

“Permitted Transfer” has the meaning ascribed to it in Section 13.7;

“Permitted Transferee” has the meaning ascribed to it in Section 13.7;

“Person” or “person” means any natural person, firm, partnership, association, corporation, company, trust, public body or government or other entity;

“Phoenix” has the meaning ascribed to it in the preamble

“Potential Purchaser” has the meaning ascribed to it in Section 17.1;

“PRC” means the People’s Republic of China, but solely for the purposes of this Agreement, excluding Hong Kong, the Macau Special Administrative Region and the islands of Taiwan;

“PRC Companies” has the meaning ascribed to it in the preamble and “PRC Company” means any one of them;

“Preferred Directors” means the API Director, the BRV Director, the Source Code Director, the Kunlun Director and Phoenix Director, and “Preferred Director” means any one of them;

“Preferred Directors Majority” means any three (3) out of five (5) Preferred Directors;

“Preferred Majority” means the holders of at least fifty percent (50%) of the Preferred Shares, voting together as a single class and on an as-converted basis;

“Preferred Purchase Right Period” has the meaning ascribed to it in Section 12.3;

“Preferred Right of First Refusal” has the meaning ascribed to it in Section 12.9;

“Preferred Selling Shareholder” has the meaning ascribed to it in Section 12.1;

“Preferred Shares” means the Series A Shares, the Series B Shares, and/or the Series C Shares;

“Preferred Share Purchase Agreement” means the Preferred Share Purchase Agreement by and among the Group Companies, the Key Holders, Source Code, Kunlun, BRV and Phoenix dated as of December 9, 2016;

“Preferred Shareholders” means the Series A Shareholders, the Series B Shareholders, and the Series C Shareholders, and “Preferred Shareholder” means any one of them;

“Preferred Transfer Notice” has the meaning ascribed to it in Section 12.2;

“Pro Rata Portion” has the meaning ascribed to it in Section 11.3;

“Pro Rata Share” has the meaning ascribed to it in Section 12.11(b);

“Proposed Preferred Transfer” has the meaning ascribed to it in Section 12.1;

“Proposed Preferred Transferee” has the meaning ascribed to it in Section 12.1;

“Proposed Transfer” has the meaning ascribed to it in Section 12.6;

“Proposed Transferee” has the meaning ascribed to it in Section 12.6;

“Purchase Right Period” has the meaning ascribed to it in Section 12.11(a);

“Qualified IPO” means the Company’s firmly underwritten initial public offering of Ordinary Shares (or Ordinary Share Equivalents) in the United States of America by an internationally recognized investment bank approved by the Board (including the approval of the Preferred Directors Majority) that has been registered under the Securities Act, at a public offering price per share corresponding to a pre-money, at-IPO valuation of the Company of at least US$1,000,000,000 with net proceeds to the Company of at least US$300,000,000 (excluding underwriting discounts, commissions and expenses) or in a substantially similar public offering of Ordinary Shares or Ordinary Share Equivalents (or as the case may be, the shares or Equity Securities of the relevant entity resulting from any merger, reorganization or other arrangements made by or to the Company for the purposes of such public offering) in a jurisdiction and on an internationally recognized securities exchange outside of the United States of America approved by the Preferred Majority and the Board (including the approval of the Preferred Directors Majority), provided that such public offering price, offering proceeds and regulatory approval is reasonably equivalent to the aforementioned public offering in the United States of America. Notwithstanding the foregoing, any initial public offering of Ordinary Shares (or Ordinary Share Equivalents) not meeting the requirements above may nevertheless be deemed to be a Qualified IPO with the prior written consent (which, for the avoidance of doubt, may be delayed, withheld or conditioned at each such Shareholder’s sole discretion) of the Preferred Majority;

“Registrable Securities” has the meaning ascribed to it in Section 2(b) of the Schedule 2;

“Registrable Securities then outstanding” has the meaning ascribed to it in Section 2(c) of Schedule 2;

“Request Notice” has the meaning ascribed to it in Section 3(a) of the Schedule 2;

“Right of Co-Sale” has the meaning ascribed to it in Section 13.1;

“Right of Participation Overallotment Period” has the meaning ascribed to it in Section 11.4;

“Rule 144” shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission;

“SEC” or “Commission” means the Securities and Exchange Commission of the United States of America or any other federal agency for the time being administering the Securities Act;

“Second Notice” has the meaning ascribed to it in Section 12.11(d);

“Securities Act” means the Securities Act of 1933 of the United States of America, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time;

“Selling Shareholder” has the meaning ascribed to it in Section 12.6;

“Series A Investors” has the meaning ascribed to it in the preamble;

“Series A Shareholders” means the Series A-1 Shareholders and the Series A-2 Shareholders, and “Series A Shareholder” means any one of them;

“Series A Shares” means the Series A-1 Shares and the Series A-2 Shares;

“Series A-1 Shares” means the series A-1 preference shares of par value of US$0.0001 each in the capital of the Company;

“Series A-1 Shareholder” means any holder of Series A-1 Shares;

“Series A-2 Shares” means the series A-2 preference shares of par value of US$0.0001 each in the capital of the Company;

“Series A-2 Shareholders” means any holder of Series A-2 Shares;

“Series B Investors” has the meaning ascribed to it in the preamble;

“Series B Shareholders” means the Series B-1 Shareholders, the Series B-2 Shareholders, and the Series B-3 Shareholders “Series B Shareholder” means any one of them;

“Series B Shares” means the Series B-1 Shares, the Series B-2 Shares and the Series B-3 Shares;

“Series B-1 Shares” means the series B-1 preference shares of par value of US$0.0001 each in the capital of the Company;

“Series B-1 Shareholder” means any holder of Series B-1 Shares;

“Series B-2 Shares” means the series B-2 preference shares of par value of US$0.0001 each in the capital of the Company;

“Series B-2 Shareholder” means any holder of Series B-2 Shares;

“Series B-3 Shares” means the series B-3 preference shares of par value of US$0.0001 each in the capital of the Company;

“Series B-3 Shareholder” means any holder of Series B-3 Shares;

“Series C Investors” has the meaning ascribed to it in the preamble;

“Series C Shareholders” means the Series C-1 Shareholders, the Series C-2 Shareholders, the Series C-3 Shareholders, the Series C-4 Shareholders, the Series C-5 Shareholders; “Series C Shareholder” means any one of them;

“Series C Shares” means the Series C-1 Shares, the Series C-2 Shares, the Series C-3 Shares, the Series C-4 Shares, and the Series C-5 Shares;

“Series C-1 Shares” means the series C-1 preference shares of par value of US$0.0001 each in the capital of the Company;

“Series C-1 Shareholder” means any holder of Series C-1 Shares;

“Series C-2 Shares” means the series C-2 preference shares of par value of US$0.0001 each in the capital of the Company;

“Series C-2 Shareholder” means any holder of Series C-2 Shares;

“Series C-3 Shares” means the series C-3 preference shares of par value of US$0.0001 each in the capital of the Company;

“Series C-3 Shareholder” means any holder of Series C-3 Shares;

“Series C-4 Shares” means the series C-4 preference shares of par value of US$0.0001 each in the capital of the Company;

“Series C-4 Shareholder” means any holder of Series C-4 Shares;

“Series C-5 Shares” means the series C-5 preference shares of par value of US$0.0001 each in the capital of the Company;

“Series C-5 Shareholder” means any holder of Series C-5 Shares;

“Shareholders” means any or all of those persons and entities at any time holding any Shares of the Company and “Shareholder” means any one of them;

“Shares” means any of the Ordinary Shares, the Series A Shares, the Series B Shares, and the Series C Shares;

“Source Code” has the meaning ascribed to it in the preamble;

“Source Code Director” has the meaning ascribed to it in Section 3.2;

“Strategic Investor” has the meaning ascribed to it in Section 4.2(c);

“Subsidiary” or “subsidiary” means, as of the relevant date of determination, with respect to any Person (the “subject entity”), (i) any Person (x) more than 50% of whose shares or other interests entitled to vote in the election of directors or (y) more than a fifty percent (50%) interest in the profits or capital of such Person are owned or controlled directly or indirectly by the subject entity or through one (1) or more Subsidiaries of the subject entity, (ii) any Person whose financial statements, or portions thereof, are or are intended to be consolidated with the financial statements of the subject entity for financial reporting purposes in accordance with IFRS or US GAAP, or (iii) any Person with respect to which the subject entity has the power to control or otherwise direct the business and policies of that entity directly or indirectly through another subsidiary or otherwise;

“Subsidiary Boards” means the boards of directors from time to time of the PRC Companies, the HK Co and any other Subsidiary of the Company, and a “Subsidiary Board” means any of them;

“Tianjin Happy Fenqi” has the meaning ascribed to it in the preamble;

“Tianjin Happy Time” has the meaning ascribed to it in the preamble;

“Tianjin Qufenqi” has the meaning ascribed to it in the preamble;

“Trade Sale” means a Liquidation Event, or sale, through one or a series of transactions, of all or substantially all of the Equity Securities or assets or undertaking of the Company;

“Transaction Documents” has the meaning ascribed to it in the Preferred Share Purchase Agreement;

“Transfer” means any sale, assignment, encumbrance, hypothecation, pledge, conveyance in trust, gift, transfer by bequest, devise or descent, or other transfer or disposition of any kind, including, without limitation, transfers pursuant to divorce or legal separation, transfers to receivers, levying creditors, trustees or receivers in bankruptcy proceedings or general assignees for the benefit of creditors, whether voluntary, involuntarily or by operation of law, directly or indirectly;

“Transfer Notice” has the meaning ascribed to it in Section 12.10;

“Unsubscribed Securities” has the meaning ascribed to it in Section 13.6;

“US$” means United States dollars, the lawful currency of the United States of America;

“US GAAP” means the generally accepted accounting principles in the United States of America in effect, as amended from time to time;

“Violation” has the meaning ascribed to it in Section 12(a) of the Schedule 2; and

“WFOE” has the meaning ascribed to it in the preamble.

1.2	In this Agreement:

(a)	references to recitals, Sections, Schedules and Exhibits are to the clauses and sub-clauses of, and the recitals, schedules and exhibits to, this Agreement;

(b)	references to any statutory provision or any rule or regulation (whether or not having the force of law) shall be construed as references to the same as amended, varied, modified, consolidated or re-enacted from time to time and to any subordinate legislation made under such statutory provision;

(c)	references to parties are to parties of this Agreement;

(d)	words importing the singular include the plural and vice versa, words importing one gender include both genders, and references to persons include bodies corporate and unincorporated; and

(e)	headings are for ease of reference only and shall not affect the interpretation of this Agreement.

1.3	The recitals, the Schedules and the Exhibits form part of this Agreement and shall have the same force and effect as if expressly set out in the body of this Agreement and any reference to this Agreement shall include the Recitals, the Schedules and the Exhibits.

1.4	The expressions “Ordinary Shareholders”, “Series A Shareholders”, “Series A-1 Shareholder”, “Series A-2 Shareholders”, “Series B Shareholders”, “Series B-1 Shareholders”, “Series B-2 Shareholders”, “Series B-3 Shareholders”, “Series C Shareholders”, “Series C-1 Shareholders”, “Series C-2 Shareholders”, “Series C-3 Shareholders”, “Series C-4 Shareholders”, “Series C-5 Shareholders”, and “Preferred Shareholders” shall, where the context permits, include their respective successors, assigns and personal representative (where applicable).

2. BUSINESS OF THE GROUP

2.1	The Group Companies shall not conduct any business or activity other than the Business and otherwise in accordance with the Transaction Documents and the business plans approved by the Board from time to time.

3. BOARD CONSTITUTION AND BOARD AND SHAREHOLDERS’ MEETING

3.1.	The maximum number of persons comprising the Board shall initially be eleven (11), of which four (4) seats shall be vacant (the “Ordinary Vacant Seats”), and which number of members shall not be changed, nor the vacant seats filled, unless otherwise approved in writing by the Preferred Majority.

3.2.	Each of API, BRV, Source Code, Phoenix and Kunlun shall be entitled to elect, remove and replace one (1) director of the Board (the director elected by BRV, the “BRV Director”; the director elected by Source Code, the “Source Code Director”; the director elected by Kunlun, the “Kunlun Director”; director of the Board; the director elected by Phoenix, the “Phoenix Director” and the director elected by API, the “API Director”) .The Group Companies and the Key Holders shall cause one (1) representative nominated by API to be elected to any Subsidiary Board upon the request of API, provided that API is still entitled to elect, remove and replace one (1) director of the Board at the time of issuing the aforesaid request. The Group Companies and the Key Holders shall cause one (1) representative nominated by each of API, BRV, Source Code, Phoenix and Kunlun to be elected to any Subsidiary Board. Each of API, BRV, Source Code, Phoenix and Kunlun shall also be entitled to appoint an observer (each an “Observer”) to the Board to attend all Board meetings in a non-voting capacity. The Company shall reimburse API, BRV, Source Code, Phoenix and Kunlun (and/or their Associates) for all reasonable out-of-pocket expenses incurred by their respective Preferred Directors and Observers in attending Board meetings and for any other services as a Director or an Observer of the Company and/or any Subsidiary of the Company.

3.3.	The Founder Holdco shall be entitled to elect two (2) directors of the Board of the Company (the “Ordinary Directors”, each an “Ordinary Director”), one of whom shall be the then current chief executive officer of the Company, who shall be entitled to vote for the Ordinary Vacant Seats.

3.4.	Within three (3) months after the date hereof, the Board shall establish (a) a compensation committee (the “Compensation Committee”) to (i) establish, monitor, and review, at least annually, performance guidelines and make recommendations with respect to the Board as to remuneration policies for the Company’s senior management, directors, and other key employees, (ii) identify suitably qualified directors and senior management, if necessary, and recommend their appointment and removal to the Board, (iii) review with management on a regular basis to ensure that the Group’s human resources policies comply with applicable Laws and regulations, and (iv) handle any other matters delegated to such committee by the Board, (b) an audit committee (the “Audit Committee”) to oversee and manage (i) the Company’s accounting and financial reporting processes, including any internal audit function, (ii) hire and, as needed, terminate auditors to conduct external audits of the Group Companies’ financial statements, and (iii) any other matters delegated to such committee by the Board, and (c) a risk committee (the “Risk Committee”) to (i) formulate criteria for the evaluation of credit risk and other related risks associated with the Group’s business, (ii) establish, monitor, review, and revise the Group’s internal controls policies with respect to managing such credit and other risks, and (iii) review with management on a regular basis the continued implementation of such internal controls policies and the Group’s current state as to credit risk management, with each such committee having a charter being reasonably acceptable to the Majority Series C Shareholders, the Majority Series B Shareholders, and the Majority Series A Shareholders. The maximum number of persons comprising each of the Compensation Committee, the Audit Committee, and the Risk Committee shall initially be three (3), and which number of members shall not be changed unless otherwise approved in writing by the Preferred Directors Majority. The API Director shall be, and the Shareholders shall take all actions to procure that the API Director be, appointed to be a member of each of the foregoing committees and any other committees to be established by the Board. The majority of the members of the Board (including the consent of the Preferred Directors Majority) shall appoint the other members of each such committee.

3.5.	Each party agrees to elect, or to procure its representatives to elect, the persons nominated by the other parties to the Board in accordance with this Agreement. A Director can only be removed from the Board of the Company by the party or parties which appointed him/her, unless such Director resigns voluntarily or the term of his/her service expires, in which case the party or parties entitled to appoint such Director shall be entitled to appoint a replacement to fill the vacancy thus created.

3.6.	Each of the Board and the Subsidiary Boards shall convene at least once each quarter in each fiscal year.

3.7.	In relation to meetings of the Board and the Subsidiary Boards, each director shall be given not less than ten (10) Business Days’ written notice of meetings, but any meeting held without such notice having been given to all Directors shall be valid if all the directors entitled to vote at the meeting waive notice of the meeting in writing; and for this purpose, the presence of a director at a meeting shall be deemed to constitute a waiver on his or her part in respect of such meeting.

3.8.	Not less than five (5) Directors (including API Director) in attendance in person, telephone, video conference or other medium of simultaneous voice communication shall constitute a quorum. Any resolution of the Board (or any Subsidiary Board) must be approved in accordance with the Transaction Documents and by a majority of the directors of the Board present at a meeting at which there is a quorum in order to be valid. A resolution signed by all members of the Board (or any Subsidiary Board) entitled to receive notice of a meeting of the Board (or Subsidiary Board) shall be as valid and effectual for all purposes as a resolution of such directors duly passed at a meeting of the Board (or Subsidiary Board) duly convened, held and constituted, provided that resolutions relating to matters provided in Section 4 shall not be effective unless and until any consent of the relevant Shareholders as required under Section 4 has been obtained. A meeting of the Board of the Directors will be adjourned to the same time and place seven (7) Business Days later if a quorum is not present at that Board meeting within half an hour from the time appointed for the meeting. If at such adjourned meeting a quorum is still not present within forty-five (45) minutes from the time appointed for the meeting, the Directors representing at least five (5) votes present in person or by proxy shall constitute a quorum, provided that any matters approved by the Directors at such meeting shall be subject to any approvals required by the Transaction Documents, including but not limited to Section 4 of this Agreement. Except for the business as outlined in the notice to Directors, no other business shall be transacted thereat.

3.9.	To the maximum extent permitted by the law of the jurisdiction in which the Company or any of its Subsidiary is organized and the Memorandum and Articles of Association and the Charter Documents of Subsidiaries of the Company, the Company and each Subsidiary of the Company (as the case may be) shall indemnify and hold harmless each of its directors. At the request of any Preferred Director, the Company shall obtain within ninety (90) days of the date upon receipt of the notice of such Preferred Director a commercially reasonable directors and officers liability insurance policy from financially sound and reputable insurers, the amount of which shall be approved by the Board (including the Preferred Directors Majority). Promptly following receipt of such directors and officers liability insurance policy, the Company shall provide to each of API, BRV, Source Code, Phoenix and Kunlun a copy of such policy and any related questionnaire as requested by API, BRV, Source Code , Phoenix or Kunlun. The Preferred Directors and Observers shall be entitled to be reimbursed for all reasonable out-of-pocket expenses incurred in connection with attending board meetings and for any other services as a director or an observer of the Company or any of its Subsidiaries.

3.10.	The Board shall give not less than ten (10) Business Days’ notice of meetings of Shareholders to those persons whose names on the date the notice is given appear as Shareholders in the register of members of the Company and are entitled to vote at the meeting in accordance with the Memorandum and Articles of Association of the Company.

3.11.	A meeting of the Shareholders is duly constituted if, at the commencement of and throughout the meeting, there are present in person or by proxy the holders of more than fifty percent (50%) of the then outstanding Ordinary Shares and the Majority Series A Shareholders, the Majority Series B Shareholders, and the Majority Series C Shareholders. Subject always to Section 4 and to the extent permitted by applicable Law, regardless of whether the Ordinary Shares (excluding the Ordinary Shares issuable upon the conversion of the Preferred Shares) account for more or less than fifty percent (50%) of the total issued voting Shares (on a fully-diluted and as-converted basis), only with respect to a shareholder vote at a meeting on the subject matter of appointing and/or changing the chief executive officer of the Group, the votes cast by the Ordinary Shareholders as of the date hereof shall be deemed to represent fifty-one percent (51%) of the total issued voting Shares (on an as-converted basis) (the “Founder Supervoting Right”); provided that, notwithstanding any other provision of this Agreement, the Founder Supervoting Right shall be specific to the Founder and the Founder Holdco, and shall not be transferable or assignable; provided further that the Founder Supervoting Right may be exercised by the Founder and the Founder Holdco if and only if (i) the Founder holds no less than twenty percent (20%) of the outstanding share capital of the Company (on a fully-diluted and as-converted basis), (ii) the Founder holds the position of CEO with the Group and has not breached any agreement that he has entered into with a Group Company or any other policy of any Group Company, (iii) the Founder is and has always been in full compliance with all of its, and the Founder Holdco’s, obligations under the Transaction Documents, (iv) the Founder has not taken any action that, directly or indirectly, results in adversely affecting the interests of any Group Company and/or the Shareholders (including without limitation misappropriating the confidential information, intellectual properties, or other properties of the Group directly or indirectly), (v) the Founder has not been convicted (including convicted by a plea of no contest) of a felony or equivalent, or any crime involving fraud, dishonesty or moral turpitude (or has not lost any corresponding or similar civil case), (vi) the Founder has not violated any applicable Laws in such manner that it results in adversely affecting the interests of any Group Company and/or the Shareholders, and has not taken any dishonest or fraudulent actions, or any other unethical actions that adversely affect public welfare, and (vii) the Founder is, at all times, fit to act as a CEO based on, and in accordance, with criteria set forth by applicable Laws and regulations.

3.12.	A meeting of Shareholders will be adjourned to the same time and place seven (7) Business Days later if a quorum is not present at that Shareholders’ meeting within half an hour from the time appointed for the meeting. If at such adjourned meeting a quorum is still not present within forty-five (45) minutes from the time appointed for the meeting, subject to Section 4, the Shareholders present shall constitute a quorum. Except for the business as outlined in the notice to Shareholders, no other business shall be transacted thereat.

3.13.	Each Preferred Share shall carry such number of votes equal to the number of votes of Ordinary Shares then issuable upon the conversion of such Preferred Share. The holders of Preferred Shares and the holders of Ordinary Shares shall vote together and not as a separate class unless otherwise required herein or in the Memorandum and Articles of Association or by applicable laws.

3.14.	Any shareholders’ meeting of any Group Company and any meeting of the Board or a Subsidiary Board may be held, and any shareholder or director as the case may be, may participate in such meeting in attendance in person, or by means of telephone, video conference or other medium of simultaneous voice communication, and such participation shall be deemed to constitute presence in person at the meeting.

3.15.	Upon the failure of any party hereto to vote its Shares in accordance with the terms of this Agreement, such party hereby grants to an individual designated by the Board a proxy coupled with an interest in all Shares owned by such party, which proxy shall be irrevocable until this Agreement terminates pursuant to its terms or this Section 3.15 is amended to remove such grant of proxy in accordance with Section 26.1 below, to vote all such Shares in the manner provided in Section 3.

4. MATTERS REQUIRING SPECIAL CONSENT

4.1.	In addition to any other vote or consent required elsewhere in this Agreement, the Memorandum and Articles of Association or by any applicable statute, each of the Group Companies shall not, and the Key Holders shall procure that each of the Group Companies does not, directly or indirectly, carry out any of the following actions, and no affirmative board or members’ resolutions shall be adopted to directly or indirectly approve or carry out the same, except with the prior written consent of the Preferred Majority:

(a)	any amendment or change of the rights, preferences, privileges, or powers of, or the restrictions provided for the benefit of, the Preferred Shares;

(b)	any action that authorizes, creates or issues, or obligates the Company to authorize, create or issue, shares of any class of capital stock of the Company, or instruments that are convertible into shares, having preferences superior to or on a parity with the Preferred Shares;

(c)	any action that reclassifies any outstanding Shares of the Company;

(d)	any issuance by any Group Company of any securities or any instruments that are convertible into securities, or any increase or decrease in the number of authorized Ordinary Shares or Preferred Shares of the Company or of the share capital of any other Group Company, excluding (x) any issuance of Ordinary Shares upon conversion of the Preferred Shares, (y) any issuance of Ordinary Shares (or options or warrants therefor) to officers, directors, employees and consultants of any Group pursuant to the ESOP or other similar arrangement approved by the members of the Company in accordance herewith, and (z) any issuance by any Group Company of any equity securities of any Group Company pursuant to any other existing contractual arrangement binding upon such Group Company as of the date hereof;

(e)	any adoption, amendment or waiver of any provision of the Memorandum and Articles of Association of the Company or any similar organizational documents of any other Group Company;

(f)	the liquidation, dissolution or winding up of any Group Company;

(g)	any sale, transfer, license, creating pledge or encumbrance over, or disposal of any technology or intellectual property owned by any Group Company, other than licenses granted in the ordinary course of business;

(h)	authorizing or consummating a Liquidation Event or authorizing or consummating the merger, acquisition, reorganization, consolidation, business combination or similar transaction, or sale, conveyance or other disposition of all or substantially all of the assets, or exclusive licensing of all or substantially all of the intellectual property of any Group Company;

(i)	the declaration or payment of a dividend on the capital stock of any Group Company;

(j)	the redemption or repurchase of any capital stock, other than repurchase from employees upon termination of their employment at the original purchase price or pursuant to contractual rights of first refusal;

(k)	incurrence of indebtedness for money borrowed in excess of US$500,000 per commitment or US$500,000 in the aggregate by any Group Company, except for those arising in the ordinary course of business (including without limitation loans from shareholders, financial institutions, financial assets exchanges and network platforms, debt financing and other asset-related cooperation);

(l)	the creation of any new Subsidiaries or joint ventures, or having any Subsidiary that is not wholly owned by any Group Company;

(m)	a public offering of or other listing of the Equity Securities of the Company or any of its Subsidiaries, including the selection of any underwriter for such offering;

(n)	any termination of, unapproved amendment to or breach of any contracts among the Group Companies designed to provide the Company with control over, and the ability to consolidate the financial statements of, direct or indirect subsidiaries and/or controlled entities, including without limitation termination of, or any material amendment to, the Control Documents;

(o)	any transactions involving a Group Company, on the other hand, and any Group Company’s employees, officers, directors or shareholders or any Associate of Group Company’s shareholder or any of its officers, directors or shareholders, on the other hand, with an aggregate value in excess of US$50,000 in a financial year;

(p)	the issuance or reservation of Ordinary Shares under the ESOP (as adjusted to reflect any subsequent bonus issue, share split, reverse share split, share dividend, consolidation, subdivision, reclassification, recapitalization or other similar transaction of the Company);

(q)	any amendment to the foregoing items; and

(r)	any agreement or commitment by any Group Company to do any of the foregoing items.

4.2.	In addition to any other vote or consent required elsewhere in this Agreement, the Memorandum and Articles of Association or by any applicable law, each of the Group Companies shall not, and the Key Holders shall procure that each of the Group Companies does not, directly or indirectly, carry out any of the following actions, and no affirmative board or members’ resolutions shall be adopted to directly or indirectly approve or carry out the same, except in any such case with the prior written consent of API:

(a)	liquidate, dissolve or wind-up the affairs of any Group Company, or effect a transaction constituting a “Liquidation Event”;

(b)	amend, alter, or repeal any provision of the Memorandum and Articles of Association, or other Charter Documents of any Group Company (including but not limited to increasing or decreasing the authorized number of members of the Board and the board of any Subsidiary of any Group Company);

(c)	create or authorize the creation of or issue any Equity Security of any Group Company, having rights, preferences or privileges senior to or on parity with the Series C-1 Shares or increase the authorized number of shares of Ordinary Shares or any Ordinary Share Equivalents; provided, however, that only the consent of the Preferred Majority shall be required hereunder to approve a bona fide financing of the Company occurring after the date hereof at a pre-money valuation of at least US$800,000,000 and a post-money valuation of at least US$1,000,000,000 so long as (A) no Strategic Investor participates, and (B) no rights of any investor in such financing, individually or in the aggregate, shall, directly or indirectly, disproportionately and adversely impact API (the “New Financing”); a “Strategic Investor” shall mean an investor which has, or any affiliate of which has, an internet finance, lending or similar business;

(d)	purchase or redeem or pay any dividend on any Equity Securities of any Group Company (other than any repurchase of Equity Securities from former employees or consultants in connection with the cessation of their employment/services, at the lower of fair market value or cost);

(e)	create, incur or authorize the creation of any debt (including without limitation the issuance of any debt securities) if the Group Companies’ aggregate indebtedness would exceed US$200,000, or guarantee any indebtedness, except for trade accounts of the Group Companies arising in the ordinary course of business;

(f)	create any liens over assets except to serve any indebtedness otherwise permitted or previously approved pursuant to paragraph (e) above;

(g)	make any loan or advance other than trade credit given in the ordinary course of business, except to wholly-owned subsidiaries of the Company;

(h)	approve, extend or amend (i) any transaction or agreement with a shareholder, director, officer or employee in an amount in excess of US$50,000, except pursuant to the Company’s ESOP, (ii) any non-monetary transactions involving granting of exclusivity or other material rights to a third party, and (iii) transactions or agreements (including any termination or amendment) related to the Control Documents;

(i)	amend the ESOP or approve any new equity-based compensation plan or any bonus or incentive plan; and administer the ESOP or any bonus or incentive plan;

(j)	change the Business of the Group Companies, enter new lines of business, or exit any current line of business;

(k)	sell, transfer, license out, pledge or encumber technology or intellectual property, other than licenses granted in the ordinary course of business;

(l)	merge, amalgamate or consolidate any Group Company with any other person, or sell, transfer or otherwise dispose of any Group Company or any material asset or goodwill of any Group Company;

(m)	purchase any real property;

(n)	change the capital structure (including authorized or issued share capital or ownership thereof) of the Company or any other Group Company;

(o)	invest in or acquire any other person, or any assets, business, business organization or division of any other person, or form any new subsidiary of any member of the Group;

(p)	enter into any joint venture or partnership;

(q)	adopt the annual business plan and budget of the Group, amend any then-current business plan or budget, or approve any spending that would exceed the amount approved in the then current annual budget by 10%;

(r)	commence, terminate or settle any litigation or arbitration in which the amount in dispute is or could reasonably be expected to exceed US$100,000;

(s)	select or change the external auditor, or make any material changes to the accounting policies or change the financial year of the Group;

(t)	appointment, replacement, or removal of the chief executive officer, the chief financial officer, the chief risk officer, or any other senior officer or member of senior management of any Group Company;

(u)	sale, lease, or other disposal of more than US$200,000 of any assets or property of any Group Company in any financial year; or

(v)	agree or undertake to do any of the foregoing.

For the avoidance of doubt, any public offering of, or other listing of the securities of, the Company or any Group Company, including the selection of any underwriter for such offering, shall be subject only to the prior written consent of the Preferred Majority.

4.3.	Notwithstanding the foregoing, any matter that is solely in connection with, and directly necessary for, the consummation of the New Financing, as specifically set forth in Sections 4.2(b), 4.2(c), 4.2(h)(ii) (but in the case of such Section solely to the extent of granting exclusivity to a prospective investor in connection with the New Financing (i.e. at the term sheet stage and/or at the signing of the share purchase agreement or equivalent prior to the closing)), and 4.2(n), and then only with respect to matters involving the Company and not any other Group Company, shall only be subject to the consent of the Preferred Majority hereunder, in each case as long as no Strategic Investor participates in such New Financing.

4.4.	Notwithstanding any other provision in this Agreement, where any act or matter specified in Section 4.1 and Section 4.2 hereof requires a Special Resolution (as defined in the Memorandum and Articles of Association) of the Company in accordance with the Statute (as defined in the Memorandum and Articles of Association), and the requisite approval(s) has not yet been obtained in accordance with Section 4.1 and Section 4.2, the Preferred Shareholders who vote against such act or matter at a meeting of the Shareholders shall have the voting rights equal to all the Shareholders of the Company who vote in favour of the resolution plus one (1).

4.5.	Each Shareholder agrees to vote all of its Shares from time to time and at all times, in whatever manner shall be necessary to authorize an increase in the authorized share capital of the Company so that there will be sufficient Ordinary Shares available for conversion of all of the then-outstanding Preferred Shares at any time that an adjustment to the relevant conversion price with respect to the Preferred Shares is made under the Memorandum and Articles of Association.

5. CONFIDENTIALITY; EXCLUSIVITY

5.1.	The terms and conditions of this Agreement (including its existence) shall be confidential information and shall not be disclosed by any party to this Agreement or any of its Associates to any person not being a party hereto except with the prior written consent of each Preferred Shareholder.

5.2.	Notwithstanding Section 5.1, each party to this Agreement may disclose the terms of this Agreement to its employees, investment bankers, lenders, accountants, attorneys, business partners, directors, shareholders, senior management and bona fide prospective investors, in each case only where such persons or entities are under appropriate non-disclosure obligations. For the avoidance of doubt, other than disclosures to the foregoing permitted persons, none of the parties to this Agreement may disclose the investment amounts in relation to the Preferred Shares held by the Preferred Shareholders, the valuation of the Company, the rights and privileges of the Preferred Shareholders under this Agreement and the Transaction Documents and the share capital structure of the Company to any person except with the prior written consent of each Preferred Shareholder.

5.3.	In the event that any party becomes legally compelled (including without limitation, pursuant to applicable securities laws and regulations) to make disclosure not permitted under Sections 5.1 and 5.2, such party (the “Disclosing Party”) shall provide the other parties (the “Non-Disclosing Parties”) with prompt written notice of that fact so that the appropriate party may seek (with the co-operation and reasonable efforts of the other parties) a protective order, confidential treatment or other appropriate remedies. In such event, the Disclosing Party shall furnish only that portion of the information which is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded to such information to the extent reasonably requested by any Non-Disclosing Parties.

5.4.	Each of the Group Companies and the Key Holders acknowledges and agrees that none of the Preferred Shareholders will maintain an exclusive relationship with the Company and nothing contained herein shall prevent any Preferred Shareholder, any of its Associates or members from entering into any business, entering into any agreement with a third party, or investing in, evaluating or engaging in investment discussions with any other company (whether or not competitive with any of the Group Companies).

5.5.	The obligations of each party hereto under this Section 5 shall survive any termination or expiration of this Agreement.

6. NO ISSUES OR TRANSFERS TO, OR TRANSACTIONS WITH, COMPETITORS

6.1.	Without the prior written consent of API, and subject to the rights, preferences and privileges of the Series C Shareholders set forth in the Transaction Documents:

(a)	No Group Company shall, directly or indirectly, issue or sell any Equity Securities of any Group Company to any Competitor;

(b)	No Shareholder shall, directly or indirectly, Transfer any Equity Securities of any Group Company to any Competitor; and

(c)	No Group Company shall, directly or indirectly, undertake or agree to undertake any single transaction or series of related transactions with any Competitor (other than non-equity related transactions in the ordinary course of business under US$50,000 in the aggregate in any given calendar year).

6.2.	For purposes of this Section 6, “Competitor” means the following entities and each such entity’s subsidiaries and/or Associates, and/or any survivors or successors of any such entity: (i) (Tencent) and any entity in which it or its Associates is, directly or indirectly, at least a 30% shareholder; (ii) (Baidu) and any entity in which it or its Associates is, directly or indirectly, at least a 30% shareholder; (iii) (JD); (iv) (Unionpay); (v) (China Ping’ An); (vi) (Suning); (vii) (Amazon); (viii) eBay; (ix) Paypal; (x) (Xiaomi); and (xi) (Wanda). API shall be entitled to update the foregoing list at least every twelve (12) months.

7. DIVIDENDS

7.1.	The parties acknowledge and agree that the Preferred Shareholders shall be entitled to receive, when and if declared by the Board, on an annual basis, preferential, non-cumulative dividends as provided in the Company’s Memorandum and Articles of Association.

8. USE OF SHAREHOLDERS’ NAME OR LOGO

8.1.	Except with the prior written authorization of BRV or the BRV Director, none of the Company or the Group Companies shall be entitled to use, publish or reproduce the name, trademark or logo of, “BlueRun”, “BlueRun Ventures”, “ ”, “ ”, or any similar name, trademark and/or logo in any of their marketing, advertising or promotion materials or otherwise for any marketing, advertising or promotional purposes.

8.2.	Except with the prior written authorization of Source Code or the Source Code Director, none of the Company or the Group Companies shall be entitled to use, publish or reproduce the name, trademark or logo of “Source Code”, “Source Code Fund”, “ ”, “ ” or any similar name, trademark and/or logo in any of their marketing, advertising or promotion materials or otherwise for any marketing, advertising or promotional purposes.

8.3.	Except with the prior written authorization of Kunlun of the Kunlun Director, none of the Company or the Group Companies shall be entitled to use, publish, or reproduce the name, trademark or logo of “Kalends”, “Kunlun-inc”, “ ”, “ ”, or any similar name, trademark and/or logo in any of their marketing, advertising or promotion materials or otherwise for any marketing, advertising or promotional purposes.

8.4.	Without the prior written consent of API, none of the Group Companies and the parties hereto (other than API) shall, and each foregoing Person shall cause any of its Associates not to, (i) use in advertising, publicity, announcements, or otherwise, the name of API or any of its Associates, either alone or in combination of, including “ ”(Chinese equivalent for “Alibaba”), “ ”(Chinese equivalent for “Taobao”) “ ”(Chinese equivalent for “Ali”), “ ”(Chinese brand for “AliExpress”),“ ”(Chinese equivalent for “Tao”), “ ”(Chinese equivalent for “Tmall”), “ ”(Chinese equivalent for “eTao”), “ ”(Chinese equivalent for “Juhuasuan”), “ ”(Chinese equivalent for Alitrip), “ ”(Chinese equivalent for “Alimama”), “ ”(Chinese equivalent for “Aliyun”), “ OS”(Chinese equivalent for “YunOS”), “ ”(Chinese brand for “HiChina”), “ ”(Chinese equivalent for “Koubei’), “ ”(Chinese equivalent for “Xiami”), “ ”(Chinese brand for “Ant Financial”), “ ”(Chinese brand for “Ant”), “ ” (Chinese brand for “Alipay”), “ ” (Chinese equivalent for “Xiao Wei Jin Fu”), “1688”, “ ”(Chinese equivalent for “Laiwang”), “ ”(Chinese equivalent for “OneTouch”), “ ”(Chinese equivalent for “Umeng”), “ ”(Chinese equivalent for “Kanbox / Kupan”), “ ”(Chinese equivalent for “TTPOD”, “ ” (Chinese equivalent for “UC / UCWeb”, “ ”(Chinese equivalent for “AutoNavi”), “ ” (Chinese equivalent for “Alitrip”), “ ”(Chinese equivalent for “DingTalk”), “ ”(Chinese equivalent for “Yu’e Bao”), , “ ” (Chinese equivalent for Zhaocaibao), “ ” (Chinese equivalent for Sesame Credit), “Alibaba”, Taobao”, “Ali”, “AliExpress”, “Tao”, “Tmall”, “eTao”, “Juhuasuan”, “Alitrip”, “Alimama”, “Aliyun”, “YunOS”, “HiChina”, “Koubei”, “Xiami”, “Ant Financial”, “Ant”, “Alipay”, “Xiao Wei Jin Fu”, “Laiwang”, “OneTouch”, Umeng”, “Kanbox”, “Kupan”, “TTPOD”, “UCWeb”, “UC”, “AutoNavi”, “DingTalk”, “Yu’e Bao”, “Zhaocaibao”, “Sesame Credit”, “11 Main”, the associated devices and logos of the above brands (including the smiling face device of Alibaba Group, the cow device of Alibaba.com, ant device of Taobao, Tao doll device of Taobao, cat device of Tmall, Juxiaomeng device of Juhuasuan, ant device of Ant Financial, lion device of Alipay, Zhixiaobao device of Alipay and ingot device of Zhaocaibao and sesame device of Sesame Credit), or any company name, trade name, trademark, service mark, domain name, device, design, symbol or any abbreviation, contraction or simulation thereof owned or used by API or any of its Associates, or (ii) represent, directly or indirectly, that any product or services provided by any Group Company has been approved or endorsed by API or any of its Associates. The obligations of each Group Company and each party hereto (other than API) under this Section 8.4 shall survive any termination or expiration of this Agreement.

9. EMPLOYEE SHARES

9.1.	The Board shall have the power to grant share options to the employees, directors, consultants and officers of any Group Company to acquire Ordinary Shares pursuant to the ESOP duly adopted by the Board of the Company.

9.2.	Unless otherwise approved by the Board (including approval of the Preferred Directors Majority) and subject to Section 4, all employees, directors, consultants and officers of the Company who shall purchase, or receive options to purchase, shares of the Company under the ESOP shall be required to execute share purchase or option agreements providing for vesting of shares over not less than a four-year period with the first twenty-five percent (25%) of such shares vesting as of the first year anniversary of commencement of services, and the remaining seventy-five percent (75%) shares vesting in equal monthly instalments over the following thirty-six (36) months. The Company shall retain a right to repurchase unvested shares at cost. No vesting shall accelerate without the approval of the Board (including the approval of the Preferred Directors Majority) and subject to Section 4.

9.3.	Notwithstanding anything herein to the contrary, unless otherwise approved by the Board (including the approval of the Preferred Directors Majority) and subject to Section 4, the Company shall not (and shall cause its officers not to) (i) grant any option under the ESOP with an exercise price of less than 100% of the Fair Market Value of an Ordinary Share on the date of grant, or, if higher, the par value of such Ordinary Share; or (ii) modify the exercise price of any options outstanding under the ESOP.

10. INFORMATION RIGHTS

10.1.	The Company shall deliver to each Preferred Shareholder the following documents and information of each Group Company provided that with respect to the Series A Shareholders, the Series B Shareholders and Series C Shareholders, such Preferred Shareholder and its Associates own not less than three percent (3%) of the issued and outstanding Equity Securities of the Company (on an as-converted basis):

(a)	audited annual consolidated financial statements, including a separate balance sheet, income statement, statement of cash flows and other customary financial statements, within sixty (60) days after the end of each fiscal year, audited and certified by a “Big 4” accounting firm or any other reputable, internationally recognized accounting firm, prepared in accordance with IFRS, and all certified as true, correct and not misleading by the chief financial officer of the Company;

(b)	unaudited quarterly consolidated financial statements, including a separate balance sheet, income statement, statement of cash flows and other customary financial statements, for such quarter within thirty (30) days after the end of each of the first three fiscal quarters, prepared in accordance with IFRS, and all certified as true, correct and not misleading by the chief financial officer of the Company;

(c)	unaudited monthly consolidated financial statements, including a separate balance sheet, income statement, statement of cash flows and other customary financial statements, within fifteen (15) days after the end of each month, prepared in accordance with IFRS, and all certified as true, correct and not misleading by the chief financial officer of the Company;

(d)	a draft annual consolidated operating budget and business plan for the approval of the Board at least thirty (30) days prior to the beginning of each fiscal year, provided that the final budget shall be approved by the Board (including approval of the Preferred Directors Majority) and subject to Section 4;

(e)	as soon as practicable, any other information (including monthly or other periodic operating metrics (with the initial operating metrics set forth on Schedule 3 attached hereto)) reasonably requested by any Preferred Shareholder; and

(f)	copies of all documents or other information sent to other Shareholders and any reports publicly filed by the Company with any relevant securities exchange, regulatory authority or governmental agency, no later than five (5) calendar days after such documents or information are filed by the Company.

The audited financial statements referred to in this Section 10.1 shall be prepared in accordance with IFRS by a “Big 4” accounting firm or any other internationally recognized, reputable accounting firm selected by the Board (including affirmative votes of the Preferred Directors Majority) and API.

10.2.	Each Preferred Shareholder shall have the following rights during normal business hours with reasonable prior notice to the Company, provided that with respect to the Series A Shareholders, the Series B Shareholders and Series C Shareholders, such Preferred Shareholder and its Associates own not less than three percent (3%) of the issued and outstanding Equity Securities of the Company (on an as-converted basis): (i) the right to inspect the books and records (including without limitation financial records) of all Group Companies; (ii) the right to inspect the plant, equipment, stock in trade and facilities of any Group Companies and (iii) the right to discuss the business, operations and management and other matters of any Group Companies with their respective directors, officers, employees, accountants, auditors, financial advisors, legal counsel and investment bankers, provided that in no event shall such exercise of the inspection rights materially impair the normal business operations of the Group Companies.

11. RIGHT OF PARTICIPATION

11.1.	Subject to prior compliance with Section 6 of this Agreement in all respects, each holder of Preferred Shares shall have a right of participation to purchase and subscribe for a portion of any New Securities which the Company proposes to issue. “New Securities” shall mean any Equity Security of the Company other than:

(a)	Ordinary Shares (as adjusted to reflect any share split, share dividend, combination, recapitalization or other similar transaction of the Company) reserved for employees, directors, consultants and officers pursuant to the ESOP as approved in accordance with Section 4 and by the Board (including the affirmative consents or votes of the Preferred Directors Majority);

(b)	Ordinary Shares issued or issuable in connection with any share split, share dividend, combination, reclassification, recapitalization or other similar transaction of the Company (which shall instead be subject to customary conversion adjustments in accordance with the Memorandum and Articles of Association);

(c)	Ordinary Shares issued or issuable upon conversion of Preferred Shares, or as a dividend or distribution on the Preferred Shares;

(d)	Equity Securities of the Company issued in connection with a Qualified IPO; and

(e)	Any Equity Security of the Company issued pursuant to the bona fide acquisition of another corporation or entity by the Company by consolidation, merger, purchase of assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all assets of such other corporation or entity, or fifty percent (50%) or more of the equity ownership or voting power of such other corporation or entity, as approved in accordance with Section 4 and by the Board, including the affirmative consents or votes of the Preferred Directors Majority.

11.2.	If the Company wishes to make any issue of New Securities (subject to prior compliance with Section 6 of this Agreement in all respects), it shall prior to such issue give each holder of Preferred Shares (each a “Participating Holder”) a written notice of the proposed issue (the “Issuance Notice”). The Issuance Notice shall set forth the terms and conditions of the proposed issue (including the number of New Securities to be offered and the price, if any, for which the Company proposes to offer such New Securities), and the number of New Securities that each Participating Holder can elect to purchase and shall constitute an offer to issue the relevant portion of the New Securities to each Participating Holder on such terms and conditions.

11.3.	Each Participating Holder may accept such offer by delivering a written notice of acceptance (an “Acceptance Notice”) to the Company within twenty (20) Business Days after receipt of the notice of the Company of the proposed issue. Each Participating Holder exercising its right of participation shall be entitled to participate in the purchase of New Securities up to such Participating Holder’s full Pro Rata Portion (as defined herein). A Participating Holder’s “Pro Rata Portion” shall be determined based on the number of Preferred Shares (on an as converted basis) held by such Participating Holder relative to the total number of Equity Securities of the Company (on an as-if-converted and fully-diluted basis) then outstanding immediately prior to the issuance of New Securities.

11.4.	Upon the expiration of the twenty (20) Business Days period from the Acceptance Notice, the Company shall promptly, in writing, inform each Participating Holder that elects to purchase all the New Securities available to it (each, a “Fully-Exercising Holder”) of any other Participating Holder’s failure to do likewise. During the ten (10) Business Day-period commencing immediately after receipt of such information (the “Right of Participation Overallotment Period”), each Fully-Exercising Holder shall be entitled to obtain that portion of the New Securities for which any of the Participating Holders were entitled to subscribe but which were not subscribed for by such Participating Holders which is equal to the proportion obtained by dividing the number of Preferred Shares (on an as converted basis) held by such Fully-Exercising Holder, by the total number of Preferred Shares (on an as converted basis) then outstanding immediately prior to the issuance of New Securities held by all Fully-Exercising Holders who wish to purchase such unsubscribed New Securities.

11.5.	If any Participating Holder who elects to exercise its right of participation does not complete the subscription of such New Securities within thirty (30) Business Days after delivery of its Acceptance Notice to the Company or, if applicable, the overallotment of New Securities prior to the expiration of the Right of Participation Overallotment Period pursuant to Section 11.4, the Company may complete the issue of New Securities on the terms and conditions specified in the Issuance Notice within forty-five (45) days following the expiration of such thirty (30) Business Day period or the Right of Participation Overallotment Period, as applicable.

11.6.	If the Company does not complete the issue of the New Securities within such forty-five (45) days period described in Section 11.5 above, or if the terms and conditions of such issue of New Securities are different than those set forth in the Issuance Notice, then the right of participation provided in this Section 11 in respect of such New Securities shall be deemed to be revived and the New Securities shall not be offered to any person unless first re-offered to the Participating Holders in accordance with this Section 11.

11.7.	The rights of a Participating Holder under this Section 11 shall terminate upon the earlier occurrence of:

(a)	the date when such Participating Holder no longer owns any Preferred Shares of the Company; or

(b)	with respect to all Participating Holders, the consummation of a Qualified IPO.

12. RIGHT OF FIRST REFUSAL

12.1.	Subject to prior compliance with Section 6 of this Agreement in all respects, before any Preferred Shareholder Equity Securities (the “Offered Preferred Securities”) may be Transferred (the “Proposed Preferred Transfer”) by any Preferred Shareholder (the “Preferred Selling Shareholder”) to any proposed purchaser or other transferee (the “Proposed Preferred Transferee”), each Preferred Selling Shareholder hereby unconditionally and irrevocably grants to the other Preferred Shareholders a right of first refusal to purchase up to all of the Offered Preferred Securities in accordance with the terms of this Section 12. Any Proposed Preferred Transfer shall be made in compliance with this Agreement.

12.2.	Prior to the Transfer of any Offered Preferred Securities, the Preferred Selling Shareholder shall deliver to the each other Preferred Shareholder a written notice (the “Preferred Transfer Notice”) stating:

(a)	the Preferred Selling Shareholder’s intention to Transfer such Offered Preferred Securities and the identity of the Proposed Preferred Transferee;

(b)	the number of Offered Preferred Securities to be Transferred to each Proposed Preferred Transferee; and

(c)	the terms and price at which the Offered Preferred Securities are being Transferred (the “Offered Preferred Terms”).

The Transfer Notice shall constitute an irrevocable offer to the Preferred Shareholders by the Preferred Selling Shareholder to Transfer the Offered Preferred Securities on the Offered Preferred Terms for which the Preferred Selling Shareholder proposes to Transfer the Offered Preferred Securities.

12.3.	The Preferred Shareholders shall have the right, at any time within thirty (30) Business Days after receipt of the Preferred Transfer Notice (the “Preferred Purchase Right Period”), to purchase their respective pro rata share of all or any portion of the Offered Preferred Securities upon the Offered Terms (or terms as similar as reasonably practicable), and the Preferred Selling Shareholder shall, upon receipt of the notice of purchase from any other Preferred Shareholder, Transfer the Offered Preferred Securities to such Preferred Shareholder(s) pursuant to the Offered Terms. For the purposes of this Section 12.3, the “pro rata share” of such Offered Preferred Securities shall be equal to (i) the total number of such Offered Preferred Securities, multiplied by (ii) a fraction, the numerator of which shall be the aggregate number of Preferred Shares (on an as converted basis) held by such Preferred Shareholder on the date of the Preferred Transfer Notice and the denominator of which shall be the total number of Preferred Shares (on an as converted basis) held by all the Preferred Shareholders on such date.

12.4.	If any Preferred Shareholder does not elect to purchase all of its pro rata share of the Offered Preferred Securities pursuant to Section 12.3 above, then API shall have an option within thirty (30) Business Days after the expiration of the Preferred Purchase Right Period to elect to purchase up to all of the remaining Offered Preferred Securities upon the Offered Preferred Terms.

12.5.	If and to the extent any of the Offered Preferred Securities proposed in the Preferred Transfer Notice to be Transferred are not purchased by the Preferred Shareholders in accordance with this Section 12, then, subject to prior compliance with Section 6 of this Agreement in all respects, for a period of thirty (30) Business Days after the expiration of the time periods set forth in Section 12.4 above, the Preferred Selling Shareholder may Transfer such Offered Preferred Securities which have not been purchased to the Proposed Preferred Transferee(s) on the Offered Preferred Terms (or terms more favourable to the Preferred Selling Shareholder). If the Preferred Selling Shareholder has not completed the Transfer within such thirty (30) Business Day Period, or if the terms of the Transfer become more favourable to the Proposed Preferred Transferee, then the rights of the Preferred Shareholders shall be deemed to be revived and the Offered Preferred Securities shall not be offered to any person unless first re-offered to the Preferred Shareholders in accordance with this Section 12.

12.6.	Subject to the prior compliance with Section 6 of this Agreement in all respects, before any Equity Securities (the “Offered Securities”) may be Transferred (the “Proposed Transfer”) by any Ordinary Shareholder (the “Selling Shareholder”) to any proposed purchaser or other transferee (the “Proposed Transferee”), the Company shall have a right of first refusal (the “Company Right of First Refusal”) to purchase such Offered Securities in accordance with the terms of this Section 12. Any Proposed Transfer shall be made in compliance with this Agreement.

12.7.	Subject to the confidentiality obligation of the Proposed Transferee, the Selling Shareholder shall be entitled to disclose the terms of this Section 12 to such Proposed Transferee.

12.8.	For an Ordinary Shareholder that is an entity, such Ordinary Shareholder shall not, without the prior written consent of the Company and the Majority Series C Shareholder, the Majority Series B Shareholders, and the Majority Series A Shareholder and subject to Section 4, in any way indirectly Transfer any Equity Securities of the Company, including without limitation by way of (i) the issuance or redemption by such Ordinary Shareholder of any portion of its outstanding shares or equity, or (ii) a Transfer of such Ordinary Shareholder’s equity by its equity holder. The Key Holders and the Ordinary Shareholders furthermore agree that, so long as such party is bound by this Agreement, the Transfer, sale or issuance of any Equity Securities of another Person (including the Founder Holdco) without the prior written consent of Majority Series C Shareholder, the Majority Series B Shareholders, and the Majority Series A Shareholder shall be prohibited, and each such Key Holder and Ordinary Shareholder agrees not to make, cause or permit any Transfer, sale or issuance of any Equity Securities of another Person (including the Founder Holdco) without the prior written consent of the Majority Series C Shareholder, the Majority Series B Shareholders, and the Majority Series A Shareholder. Any purported Transfer, sale or issuance of any Equity Securities of another Person (including the Founder Holdco) in contravention of this Agreement shall be void and ineffective for any and all purposes and shall not confer on any transferee or purported transferee any rights whatsoever, and no party (including any Key Holder) shall recognize any such Transfer, sale or issuance.

12.9.	To the extent that the Company elects not to purchase all of the Offered Securities pursuant to this Section 12 (as determined by the Board including the consents from the Preferred Directors Majority), each Selling Shareholder hereby unconditionally and irrevocably grants to the Preferred Shareholders a right of first refusal (the “Preferred Right of First Refusal”) to purchase any Offered Securities not purchased by the Company pursuant to this Section 12.

12.10.	Prior to the Transfer of any Offered Securities, the Selling Shareholder shall deliver to the Company and each Preferred Shareholder a written notice (the “Transfer Notice”) stating:

(a)	the Selling Shareholder’s intention to Transfer such Offered Securities and the identity of the Proposed Transferee;

(b)	the number of Offered Securities to be Transferred to each Proposed Transferee;

(c)	the price at which the Offered Securities are being Transferred (the “Offered Price”); and

(d)	the terms on which the Offered Securities are being Transferred (the “Offered Terms”).

The Transfer Notice shall constitute an irrevocable offer to the Company and the Preferred Shareholders by the Selling Shareholder to Transfer the Offered Securities at the Offered Price for which the Selling Shareholder proposes to Transfer the Offered Securities.

12.11.	(a)	The Company shall have the right, upon notice to the Selling Shareholder and the Preferred Shareholders at any time within fifteen (15) days after receipt of the Transfer Notice (the “Purchase Right Period”), to purchase all or any portion of the Offered Securities at the Offered Price and upon the Offered Terms (or terms as similar as reasonably practicable), and the Selling Shareholder shall, upon receipt of the notice of purchase from the Company, Transfer the Offered Securities to the Company pursuant to the Offered Terms.

(b)	If the Company does not timely elect to purchase all of the Offered Securities pursuant to Section 12.11(a) above, then the Company shall deliver to each Preferred Shareholder written notice (the “Company Notice”) thereof within ten (10) days after the expiration of the Purchase Right Period, and each such Preferred Shareholder shall have an option for a period of thirty (30) Business Days following receipt of the Company Notice (the “Investor Right Period”) to elect to purchase all or any portion of its respective Pro Rata Share of the remaining Offered Securities at the Offered Price and subject to the Offered Terms, by notifying the Selling Shareholder and the Company in writing before expiration of the Investor Right Period as to the number of such Offered Securities that it wishes to purchase.

(c)	For the purposes of Section 12.11(b), the “Pro Rata Share” of such Offered Securities shall be equal to (i) the total number of such Offered Securities, multiplied by (ii) a fraction, the numerator of which shall be the aggregate number of Preferred Shares (on an as converted basis) held by such Preferred Shareholder on the date of the Transfer Notice and the denominator of which shall be the total number of Preferred Shares (on an as converted basis) held by all the Preferred Shareholders on such date.

(d)	If any Preferred Shareholder fails to exercise its right to purchase its full Pro Rata Share of such Offered Securities, the Company shall deliver written notice thereof (the “Second Notice”), within five (5) days after the expiration of the Investor Right Period, to the Selling Shareholder and to each Preferred Shareholder that elected to purchase its entire Pro Rata Share of the Offered Securities (an “Exercising Shareholder”). The Exercising Shareholders shall have a right of re-allotment, and may exercise an additional right to purchase such unpurchased Offered Securities by notifying the Selling Shareholder and the Company in writing within thirty (30) Business Days after receipt of the Second Notice (the “Overallotment Period”); provided, however, that if the Exercising Shareholders desire to purchase in aggregate more than the number of such unpurchased Offered Securities, then such unpurchased Offered Securities will be allocated to the extent necessary among the Exercising Shareholders in accordance with their relative Pro Rata Shares.

(e)	Within ten (10) days following the earlier of occurrence of (a) the expiration of the Overallotment Period, or (b) the time when the Selling Shareholder has received written confirmation from the Company and/or the Preferred Shareholders regarding their exercise of the Company Right of First Refusal and/or Preferred Right of First Refusal, the Selling Shareholder shall provide notice to the Company and/or the Preferred Shareholders specifying the number of Offered Securities that was elected to be purchased by the Company and/or the Preferred Shareholders exercising the Company Right of First Refusal and/or the Preferred Right of First Refusal (the “Expiration Notice”).

12.12.	If and to the extent any of the Offered Securities proposed in the Transfer Notice to be Transferred are not purchased by the Company or the Preferred Shareholders after the expiration of the Overallotment Period, then during the ten (10) days following the Expiration Notice, and subject to the Right of Co-Sale set forth in Section 13, the Selling Shareholder may, subject to prior compliance with Section 6 of this Agreement in all respects, Transfer such Offered Securities which have not been purchased to the Proposed Transferee(s) at the Offered Price (or at a higher price) and on the Offered Terms (or terms no more favourable than those set forth by the Selling Shareholder in the Transfer Notice). If the Selling Shareholder has not completed the Transfer within such ten (10) day period, or if the terms of the Transfer become more favourable to the Proposed Transferee, then the rights of the Preferred Shareholders shall be deemed to be revived and the Offered Securities shall not be offered to any person unless first re-offered to the Preferred Shareholders in accordance with this Section 12.

12.13.	In the event that the Proposed Transferee(s) pays for the Offered Securities in consideration other than in cash, the value of such consideration shall be appraised by a qualified asset appraisal firm approved by the Board of Directors (including the affirmative consents of the Preferred Directors Majority).

12.14.	The Preferred Right of First Refusal of a Preferred Shareholder under this Section 12 shall terminate upon the earlier occurrence of:

(a)	when such Preferred Shareholder no longer owns any Preferred Shares of the Company; or

(b)	with respect to all Preferred Shareholders, the consummation of a Qualified IPO.

12.15.	Following the exercise of any rights of first refusal in this Section 12, the Company shall be obligated to update the Company’s register of members accordingly.

13. RIGHT OF CO-SALE

13.1.	In the event that any Offered Securities are not purchased by the Preferred Shareholders pursuant to Section 12 above and thereafter are to be Transferred to a Proposed Transferee (the “Co-Sale Eligible Securities”), each Preferred Shareholder who has not exercised its Preferred Right of First Refusal (the “Co-Sale Preferred Shareholder”) shall be entitled to a right of co-sale (a “Right of Co-Sale”), which Right of Co-Sale shall entitle the Co-Sale Preferred Shareholder to participate on a pro-rata basis (based on the formula in Section 13.2 below) in the Proposed Transfer on the same terms and conditions specified in the Transfer Notice, provided that the Co-Sale Preferred Shareholder converts all Equity Securities that intends to include in the exercise of its Right of Co-Sale into Ordinary Shares (if required by the Proposed Transferee) prior to the completion of a Transfer pursuant to this Section 13. The Co-Sale Preferred Shareholder shall exercise its Right of Co-Sale by delivering to the Company (which shall notify the Selling Shareholder), within ten (10) days following receipt of the Expiration Notice (the “Co-Sale Period”), written notice of its intention to participate, specifying the number and type of Securities the Co-Sale Preferred Shareholder desires to Transfer to the Proposed Transferee. At the closing of the transaction, the Co-Sale Preferred Shareholder shall deliver to the Company an executed instrument of Transfer and one or more certificates representing the number of Equity Securities which it elects to Transfer hereunder together with such other documents reasonably necessary for the Transfer of such Equity Securities, and the Selling Shareholder shall ensure that the Proposed Transferee shall pay to the Co-Sale Preferred Shareholder the full purchase price for such Equity Securities. To facilitate the delivery of share certificates in connection with a Transfer pursuant to this Section 13, the Company undertakes to the Co-Sale Preferred Shareholder that it shall effect and register the conversion of all applicable Equity Securities into Ordinary Shares (if necessary), and provide relevant share certificates therefor to the Proposed Transferee in connection with the closing of such Transfer and update its register of members accordingly.

13.2.	In connection with the exercise of a Right of Co-Sale, each Co-Sale Preferred Shareholder shall have the right to Transfer up to such number of Equity Securities equal to the product of the number of Co-Sale Eligible Securities multiplied by a fraction, the numerator of which is the number of Preferred Shares (on an as converted basis) held by such Co-Sale Preferred Shareholder, and the denominator of which is the number of Ordinary Shares issued and held by the Selling Shareholder and all the Co-Sale Preferred Shareholders exercising the Right of Co-Sale (on an as-converted basis). In the event that the Proposed Transferee desires to purchase a number of Equity Securities less than the amount of the Co-Sale Eligible Securities, the amount that the Proposed Transferee desires to purchase shall be substituted for Co-Sale Eligible Securities in the above equation for the purpose of determining each Co-Sale Preferred Shareholder’s pro-rata share.

13.3.	If the Proposed Transferee refuses to purchase Equity Securities from any Co-Sale Preferred Shareholder exercising its Right of Co-Sale under this Section 13, the Selling Shareholder shall not Transfer to the Proposed Transferee any Co-Sale Eligible Securities unless and until, simultaneously with such Transfer, such Selling Shareholder shall purchase such Equity Securities from each Co-Sale Preferred Shareholder on the same terms and conditions specified in the Transfer Notice.

13.4.	The exercise or non-exercise of a Right of Co-Sale under this Section 13 with respect to a particular Transfer by any Selling Shareholder shall not adversely affect the Preferred Shareholders’ right to participate in subsequent Transfers by any Selling Shareholder pursuant to this Section 13.

13.5.	Any Transfer of Offered Securities by any Selling Shareholder contrary to the provisions of this Agreement shall be null and void, and the transferee shall not be recognized by the Company as the holder or owner of the Offered Securities Transferred for any purpose (including, without limitation, voting or dividend rights), unless and until such Selling Shareholder has satisfied the requirements of this Agreement with respect to such Transfer.

13.6.	To the extent the Company and the Preferred Shareholders do not elect to purchase or participate in the Transfer of all of the Offered Securities (such remaining Offered Securities, the “Unsubscribed Securities”), the Selling Shareholder may, not later than twenty (20) days following the expiration of the Co-Sale Period, subject to prior compliance with Section 6 of this Agreement in all respects, conclude a Transfer of the Unsubscribed Securities on terms and conditions not more favorable to the Proposed Transferee(s) than those described in the Transfer Notice. Any Proposed Transfer on terms and conditions which are more favorable than those described in the Transfer Notice, as well as any subsequent Proposed Transfer of any Unsubscribed Securities by the Selling Shareholder, shall again be subject to Section 6 of this Agreement, the Company Right of First Refusal, the Preferred Right of First Refusal and the Right of Co-Sale and shall require compliance by the Selling Shareholder with the procedures described in Sections 12 and 13 of this Agreement.

13.7.	The Preferred Right of First Refusal set forth in Section 12 and the Right of Co-Sale set forth in this Section 13 shall not apply to Transfers of Equity Securities by a Key Holder, for bona fide estate planning purposes, to (a) a spouse or immediate family member of such Key Holder or (b) a family trust of such Key Holder (each Transfer provided under the foregoing clauses (a) and (b), a “Permitted Transfer,” and each transferee under the foregoing clauses (a) and (b), being a “Permitted Transferee”); provided, however, that in the event of any Transfer to a Permitted Transferee, the Key Holder shall inform the Company and each Preferred Shareholder of such Transfer prior to effecting it and each Permitted Transferee, prior and as a condition to the completion of the Transfer, shall have executed documents assuming all of the obligations of the Key Holder under, and becoming bound by, this Agreement and any other applicable Transaction Document with respect to the Transferred Equity Securities. Such Transferred Equity Securities shall remain “Equity Securities” hereunder, and such Permitted Transferee shall be treated as a “Key Holder” for purposes of this Agreement and any other Transaction Document.

13.8.	The rights of a Preferred Shareholder under this Section 13 shall terminate upon the earlier occurrence of:

(a)	when such Preferred Shareholder no longer owns any Preferred Shares of the Company; or

(b)	with respect to all Preferred Shareholders, the consummation of a Qualified IPO.

13.9.	Prior to the consummation of the Qualified IPO, none of the Ordinary Shareholders or its Permitted Transferees shall, directly or indirectly, sell, assign, Transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose through one or a series of transactions any Equity Securities of the Company, unless such transfer complies with this Agreement and applicable laws, and is (i) a Permitted Transfer as provided in Section 13.7 above, or (ii) approved in writing by the Majority Series C Shareholders, the Majority Series B Shareholders, and the Majority Series A Shareholders or their respective permitted transferees in advance.

13.10.	Each certificate representing the Shares (except the Preferred Shares held by the Preferred Shareholders) shall bear legends in the following form (in addition to any legend required under any other applicable securities laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF THAT CERTAIN SHAREHOLDERS’ AGREEMENT, AS AMENDED, BY AND AMONG THE HOLDER HEREOF, THE COMPANY AND CERTAIN OTHER SHAREHOLDERS OF THE COMPANY. COPIES OF SUCH AGREEMENTS ARE ON FILE WITH THE PRINCIPAL OFFICE OF THE COMPANY.

14. LIQUIDATION

14.1.	If a Liquidation Event occurs, the parties acknowledge and agree that distributions to the members of the Company shall be made in accordance with the Company’s Memorandum and Articles of Association.

15. REGISTRATION RIGHTS

15.1.	The Preferred Shareholders shall be entitled to the registration rights set out in Schedule 2. Such registration rights shall terminate upon the earlier of (a) the fifth (5th) anniversary of the closing of a Qualified IPO, or (b) such time at which all Registrable Securities (as defined in Schedule 2) held by the Preferred Shareholders (and any Associate of the Preferred Shareholders with whom the Preferred Shareholders must aggregate its sales under Rule 144 of the Securities Act) and proposed to be sold may be sold under Rule 144 of the Securities Act in any three (3)-month period without registration in compliance with Rule 144 of the Securities Act.

16. CONTROL OF SUBSIDIARIES

16.1.	All material aspects of the formation, maintenance and compliance of any direct or indirect Subsidiary or entity Controlled by the Company, whether now in existence or formed in the future, shall be subject to the review and approval by the Board (including the consents of the Preferred Directors Majority), and subject always to Section 4 of this Agreement. The Company shall ensure that the Subsidiary Boards shall not have independent decision making power over their respective entities, and that the Company shall have sole decision making power over all business and affairs of any of its Subsidiaries. Moreover, unless otherwise approved by the Board, at the request of each Investor with respect to its own designated director on the Board, each Subsidiary Board, whether current or future, shall be the same size, and shall consist of the same persons as directors, as those of the Company, and such directors shall be appointed and removed by the appointing parties in the same manner, if permitted under the laws of the jurisdiction of such subsidiary, as provided for the Board of Directors in Section 3 above.

16.2.	The Company shall at any time institute and shall keep in place arrangements reasonably satisfactory to the Board of Directors (including the Preferred Directors Majority), subject always to Section 4 of this Agreement, such that the Company will be permitted to properly consolidate the financial results for any direct or indirect Subsidiary of the Company (including without limitation the PRC Companies) in consolidated financial statements for the Company prepared under IFRS.

16.3.	The Company shall, and shall cause any direct or indirect Subsidiary or entity Controlled by it, whether now in existence or formed in the future, to comply with the United States Foreign Corrupt Practices Act of 1977, as amended.

16.4.	The Company shall take all necessary actions to maintain any direct or indirect Subsidiary or entity Controlled by it, whether now in existence or formed in the future, as is necessary to lawfully conduct the Business as conducted or as proposed to be conducted.

16.5.	The Company shall use its best efforts to cause any direct or indirect Subsidiary, whether now in existence or formed in the future, to comply in all material respects with all applicable laws.

16.6.	So long as any Preferred Shareholder holds any Shares in the Company, such Preferred Shareholder shall have the right to require the Founder to transfer or cause to transfer the same percentage of equity interests in the Domestic Company as such Preferred Shareholder holds in the Company to one or more appropriate Persons as designated by such Preferred Shareholder without any consideration. Further, in the event of such equity transfer, the Founder shall, and shall use his best efforts to cause the other shareholders of the Domestic Company to, amend and restate the Control Documents, and each Preferred Shareholder shall procure the Person(s) designated by it to join as parties to and to enter into the Control Documents so amended and restated, to the extent such amendment and restatement is necessary to enable the Company to control and consolidate the financial statements of the Domestic Company.

17. RIGHT OF DRAG-ALONG

17.1	If the Majority Series A Shareholders, the Majority Series B Shareholders, and the Majority Series C Shareholders (collectively, the “Drag-Along Shareholders”) approve a Trade Sale (each, an “Approved Sale”) to a bona fide third-party potential purchaser (the “Potential Purchaser”) any time after the Completion and the gross proceeds to be derived from such Approved Sale are at least US$1,000,000,000, then upon written notice from the Drag-Along Shareholders, each of the other Shareholders of the Company (the “Dragged Shareholders”) shall (a) vote, or give its written consent with respect to, all the Shares held by them in favor of such proposed Approved Sale and in opposition of any proposal that could reasonably be expected to delay or impair the consummation of any such proposed Approved Sale; (b) sell, transfer, and/or exchange, as the case may be, all of their Shares in such Approved Sale to such purchaser; (c) refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to or in connection with such proposed Approved Sale; and (d) take all actions reasonably necessary to consummate the proposed Approved Sale. If any Dragged Shareholder does not elect to vote, or give its written consent with respect to, all the Shares held by them in favor of such proposed Approved Sale, such Dragged Shareholder shall be obliged to purchase all the Shares held by the Drag-Along Shareholders at the price and terms offered by the Potential Purchaser. In addition, the Founder agrees that in his capacity as a member of the Board, he shall vote all of the Board seats for which he is entitled to vote in favour of such proposed Approved Sale.

17.2	Prior to making any Approved Sale in which the Drag-Along Shareholders wish to exercise their rights under this Section 17, the Drag-Along Shareholders shall provide the Company and the Dragged Shareholders with written notice (the “Drag-Along Notice”) no less than thirty (30) days prior to the proposed closing date of the Approved Sale (the “Approved Sale Date”). The Drag-Along Notice shall set forth: (i) the name and address of the Potential Purchaser; (ii) the proposed amount and form of consideration to be paid, and the terms and conditions of payment offered by the Potential Purchaser; (iii) the Approved Sale Date; (iv) the number of shares held of record by the Drag-Along Shareholders on the date of the Drag-Along Notice which form the subject to be transferred, sold or otherwise disposed of by the Drag-Along Shareholders; and (v) the number of Shares of the Dragged Shareholders to be included in the Approved Sale.

17.3	On the Approved Sale Date, each of the Drag-Along Shareholders and the Dragged Shareholders shall each deliver or cause to be delivered an executed instrument of Transfer and a certificate or certificates evidencing its Shares to be included in the Approved Sale, to such third party purchasers in the manner and at the address indicated in the Drag-Along Notice.

17.4	If the Drag-Along Shareholders or the Dragged Shareholders receive the purchase price for their Shares or such purchase price is made available to them as part of an Approved Sale and, in either case they fail to deliver certificates evidencing their Shares as described in this Section 17, they shall for all purposes be deemed no longer to be a Shareholder of the Company (with the record books of the Company updated to reflect such status), shall have no voting rights, shall not be entitled to any dividends or other distributions with respect to any Shares held by them, shall have no other rights or privileges as a Shareholder of the Company. In addition, the Company shall stop any subsequent transfer of any such Shares held by such Shareholders.

18. TERMINATION

18.1.	Unless otherwise specified herein, this Agreement shall continue in full force and effect until the earlier of the following:

(a)	the Company has been dissolved, wound up or otherwise ceases to exist as a separate corporate entity; or

(b)	the consummation of a Qualified IPO (including for this purpose a Qualified IPO by way of a reverse takeover).

18.2.	Notwithstanding the provision of Section 18.1, the registration rights under Schedule 2 shall be terminated in accordance with Schedule 2 or this Section 18.1, whichever is later.

18.3.	Termination of this Agreement shall not release any party from any liability which at the time of termination has already accrued to the other parties or any liability arising or maturing after such termination as a result of any breach, omission committed or omitted prior to such termination.

19. SEVERABILITY

19.1.	If at any time any one or more provisions hereof is or becomes invalid, illegal, unenforceable or incapable of performance in any respect, the validity, legality, enforceability or performance of the remaining provisions hereof shall not thereby in any way be affected or impaired, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

20. ENTIRE AGREEMENT

20.1.	Except as otherwise specified in this Agreement, this Agreement constitutes the entire agreement and understanding between the parties in connection with the subject matter of this Agreement and supersedes all previous term sheets, proposals, representations, warranties, agreements or undertakings relating thereto whether oral, written or otherwise and replaces all other agreements between and among any of the parties with respect to the subject matter hereof No party hereto has relied or is entitled to rely on any such term sheets, proposals, representations, warranties, agreements or undertakings.

21. NATURE OF THIS AGREEMENT

21.1.	In the event of any conflict between the provisions of the Agreement and the terms of the Memorandum and Articles of Association, the provisions of this Agreement shall prevail as between the Shareholders only and, if any of the parties hereto (other than the Company) shall so require, the Memorandum and Articles of Association shall be revised so as to reflect the provisions of this Agreement.

21.2.	It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any other party, that notwithstanding any other provision herein, this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

22. TIME

22.1.	Time shall be of the essence of this Agreement.

22.2.	No time or indulgence given by any party to the other shall be deemed or in any way be construed as a waiver of any of its rights and remedies hereunder.

23. ASSIGNMENT AND COUNTERPARTS

23.1.	This Agreement shall be binding on and endure for the benefits of the parties hereto, and their respective successors and assigns.

23.2.	BRV may assign and transfer any of its rights, benefits and obligations of and in this Agreement to any member(s) of a BRV Group, and each other Preferred Shareholder may assign and transfer any of its rights, benefits and obligations of and in this Agreement to any of its Associates, provided that BRV and such other Preferred Shareholder shall notify the Company of its proposed transfer and assignment in advance.

23.3.	Save as aforesaid, and save as provided herein, no party hereto may assign or transfer any of his or its rights or obligations under this Agreement without the prior written consent of the other parties hereto.

23.4.	This Agreement may be executed in any number of counterparts and by the parties on separate counterparts, each of which, when so executed and delivered, shall be an original but all the counterparts shall together constitute one and the same instrument.

24. NOTICES AND OTHER COMMUNICATION

24.1.	Any notice or other communication to be given under this Agreement shall be in writing and may be delivered by hand or given by facsimile or electronic mail or sent by an established courier service to the address or fax number or electronic mail address from time to time designated, the initial address, fax number and electronic mail address so designated by each party being set out in Schedule 1. Any such notice or communication shall be sent to the party to whom it is addressed and must contain sufficient reference and/or particulars to render it readily identifiable with the subject-matter of this Agreement. If so delivered by hand or given by facsimile or electronic mail such notice or communication shall be deemed received on the date of despatch and if so sent by an established courier service shall be deemed received three (3) Business Days after the date of despatch.

24.2.	Each person making a communication hereunder by facsimile or electronic mail shall promptly confirm by telephone to the person to whom such communication was addressed, but the absence of such confirmation shall not affect the validity of any such communication.

25. GOVERNING LAW AND JURISDICTION

25.1.	This Agreement shall be governed by and its provisions construed and enforced in accordance with the laws of the Hong Kong without regard to the conflict of laws principles thereof.

25.2.	Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or invalidity thereof shall be settled by arbitration in Hong Kong with the Hong Kong International Arbitration Centre (“HKIAC”) in accordance with the Hong Kong International Arbitration Centre Procedures for the Administration of International Arbitration then in force.

25.3.	For the arbitration tribunal, the Preferred Shareholders on one hand shall appoint one member of the arbitration tribunal, and the Key Holders on the other hand shall jointly appoint one member of the arbitration tribunal. The appointment of the third arbitrator shall be agreed by the Preferred Shareholders and the Key Holders. If they fail to reach such an agreement within thirty (30) days after the appointment of the first member of the arbitration tribunal, the Hong Kong International Arbitration Centre shall appoint the third arbitrator.

26. AMENDMENTS AND WAIVERS

26.1.	Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company, the Key Holders, and the Majority Series A Shareholders, the Majority Series B Shareholders, and the Majority Series C Shareholders except as otherwise provided under Section 4.1 and Section 4.2. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each party hereto and each of their respective successors and assigns. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

27. MISCELLANEOUS

27.1.	The single or partial exercise of any right, power or remedy provided by law or under this Agreement shall not preclude any other or further exercise of it or the exercise of any other right, power or remedy. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence thereto, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default previously or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provision or condition of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

27.2.	The rights, powers and remedies provided in this Agreement are cumulative and not exclusive of any rights, powers and remedies provided at law or in equity in the event of the breach of any term of this Agreement.

27.3.	Wherever in this Agreement there is a reference to a specific number of Preferred Shares or Ordinary Shares of the Company, then, upon the occurrence of any subdivision, combination or share dividend of the Preferred Shares or Ordinary Shares, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of shares by such subdivision, combination or share dividend.

27.4.	If this Agreement is terminated or rescinded for whatsoever reason, all further rights and obligations of the parties hereto shall cease to have effect upon such termination or rescission except that the termination or rescission will not affect the then accrued rights and obligations of the parties.

27.5.	If at any time any one or more provisions hereof is or becomes invalid, illegal, unenforceable or incapable of performance in any respect, the validity, legality, enforceability or performance of the remaining provisions hereof shall not thereby in any way be affected or impaired.

27.6.	If at any time the WFOE enter into control agreements in the substance similar to the Control Documents with any entity which is not a Party to this Agreement, the Company shall cause such entity to execute and deliver to the Investors a joinder agreement in the form attached hereto as Schedule 4

-EXECUTION PAGE FOLLOWS-

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPANY:	QUDIAN INC.

	By:	/s/ Luo Min
Name: Luo Min ( )
Title: Director

BVI CO.:	QD TECHNOLOGIES LIMITED

	By:	/s/ Luo Min
Name: Luo Min ( )
Title: Director

HK CO.:	QD DATA LIMITED

	By:	/s/ Luo Min
Name: Luo Min ( )
Title: Director

WFOE:	QUFENQI ( ) INFORMATION TECHNOLOGY CO., LTD. ( ( ) )

	By:	/s/ Luo Min
Name: Luo Min ( )
Title: Legal Representative

Affix Seal( ): (Seal)

Signature Page to Shareholders’ Agreement - Qudian

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

DOMESTIC COMPANY:	Beijing Happy Time Technology Development Co., Ltd. ( )

	By:	/s/ Luo Min
Name: Luo Min ( )
Title: Legal Representative

Affix Seal( ) (Seal)

BEIJING HAPPY FENQI:	Beijing Happy Fenqi Technology Co., Ltd. ( )

	By:	/s/ Lv Lianzhu
Name: Lv Lianzhu ( )
Title: Legal Representative

Affix Seal( ): (Seal)

Signature Page to Shareholders’ Agreement - Qudian

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

TIANJIN HAPPY TIME:	Tianjin Happy Time Technology Co., Ltd. ( )

	By:	/s/ Luo Min
Name: Luo Min ( )
Title: Legal Representative

Affix Seal( ): (Seal)

TIANJIN QUFENQI:	Tianjin Qufenqi Technology Co., Ltd. ( )

	By:	/s/ Luo Min
Name: Luo Min ( )
Title: Legal Representative

Affix Seal( ): (Seal)

TIANJIN HAPPY FENQI:	Tianjin Happy Fenqi Technology Co., Ltd. ( )

	By:	/s/ Luo Min
Name: Luo Min ( )
Title: Legal Representative

Affix Seal( ): (Seal)

Signature Page to Shareholders’ Agreement - Qudian

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

BEIJING QUFENQI:	Qufenqi (Beijing) Information Technology Co., Ltd. ( ( ) )

	By:	/s/ Luo Min
Name: Luo Min ( )
Title: Legal Representative

Affix Seal( ): (Seal)

GANZHOU HAPPY FENQI:	Ganzhou Happy Fenqi Technology Co., Ltd. ( )

	By:	/s/ Luo Min
Name: Luo Min ( )
Title: Legal Representative

Affix Seal( ): (Seal)

GANZHOU NETWORK:	Ganzhou Happy Fenqi Network Service Co., Ltd. ( )

	By:	/s/ Luo Min
Name: Luo Min ( )
Title: Legal Representative

Affix Seal( ): (Seal)

Signature Page to Shareholders’ Agreement - Qudian

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

FUZHOU MICROCREDIT:	Fuzhou High-tech Zone Microcredit Co., Ltd. ( )

	By:	/s/ Luo Min
Name: Luo Min ( )
Title: Legal Representative

Affix Seal( ):
(Seal)

FUZHOU HAPPY TIME:	Fuzhou Happy Time Technology Co., Ltd. ( )

	By:	/s/ Luo Min
Name: Luo Min ( )
Title: Legal Representative

Affix Seal( ): (Seal)

Signature Page to Shareholders’ Agreement - Qudian

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

KEY HOLDERS:	QUFENQI HOLDING LIMITED

	By:	/s/ Luo Min
	Name:	Luo Min ( )
	Title:	Director

Luo Min ( )

	By:	/s/ Luo Min

Signature Page to Shareholders’ Agreement - Qudian

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

SERIES A INVESTOR, SERIES B INVESTR, AND SERIES C INVESTOR:	JOYFUL BLISS LIMITED

(Seal)

	By:	/s/ Tan Jui Kuang
Authorized Signatory

Signature Page to Shareholders’ Agreement - Qudian

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

SERIES A INVESTOR, SERIES B INVESTR, AND SERIES C INVESTOR:	EVER BLISS FUND, L.P.

	By:	/s/Tan Jui Kuang
Authorized Signatory

Signature Page to Shareholders’ Agreement - Qudian

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

SERIES A INVESTOR, SERIES B INVESTR, AND SERIES C INVESTOR:	SOURCE CODE ACCELERATE L.P.
	By:	/s/ Jianfeng Sun
Authorized Signatory
On December 9, 2016, in Macau, the PRC

Signature Page to Shareholders’ Agreement - Qudian

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

SERIES B INVESTOR AND SERIES C INVESTOR:	KUNLUN GROUP LIMITED
(Seal)
	By:	/s/ Yahui Zhou
Authorized Signatory

Signature Page to Shareholders’ Agreement - Qudian

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

SERIES C INVESTOR:	API (HONG KONG) INVESTMENT LIMITED

	By:	/s/ Lam Mun Wai, Lisa
Authorized Signatory

Signature Page to Shareholders’ Agreement - Qudian

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

SERIES C INVESTOR:	PHOENIX AUSPICIOUS FINTECH INVESTMENT L.P.

	By:	/s/ Li Du
Authorized Signatory

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

SERIES C INVESTOR:	WA SUNG INVESTMENT LIMITED

	By:	/s/ Qiang Ye
Authorized Signatory

SCHEDULE 1

ADDRESS AND FAX NUMBERS FOR NOTIFICATION

Key Holders and Group Companies

Address:
Floor 12, Internet Financing Center, Zhongguancun, #A-1 Danling Street, Haidian District, Beijing, the PRC, 100089
( 1 12 )
Attn: Luo Min ( )
Phone: 86-1381-1312-209
Email: luomin@qufenqi.com

Investors

If to Source Code Accelerate L.P.

Address:	Harneys Services(Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, George Town, P. O. Box 10240, Grand Cayman KY1-1002, Cayman Islands, with a copy to 26/F, T1, Poly International Plaza, Zone 7, Wangjing East Park, Chaoyang District, Beijing , the PRC.
Tel:	86-1346-6751-763
Fax:
Attention:	Erin Wang

If to Joyful Bliss Limited:

Address:	Unit 1308, Tower1, China Central, NO.81 Jian Guo Road, Chaoyang District, Beijing, the PRC
Tel:	010-59695680
Fax:
Attention:	Terry Zhu

If to Ever Bliss Fund, L.P.:

Address:	Unit 1308, Tower1, China Central, NO.81 Jian Guo Road,
Chaoyang District, Beijing, the PRC
Tel:	010-59695680
Fax:
Attention:	Terry Zhu

If to API (Hong Kong) Investment Limited:

Address:	Zhejiang Ant Small and Micro Financial Services Group Co., Ltd. Block B, Dragon Times Plaza, 18 Wantang Road, Xihu District Hangzhou, the PRC., 310099
Tel:	+852 2215 5100
Fax:	0571-81634030
Attention:	Jason Zhu

If to Kunlun Group Limited:

Address:	Building B, Mingyang International Center, No.46 Xizongbu Hutong, Dongcheng District, Beijing, the PRC.
Tel:	86-1870-1691-083
Fax:	010-65210399
Attention:	Lingxiao, Qian

If to Wa Sung Investment Limited

Address:	No.13 Changbao East Road Huakou Community,Ronggui Town,Shunde District,Foshan city,Guangdong province, the PRC.
Tel:	86-1892-3292-600
Fax:
Attention:	Shengling Fang

If to Phoenix Auspicious FinTech Investment L.P.

Address:	A703, Ping’an International Finance Center, No.1-3 Xinyuannan Road, Chaoyang District, Beijing, the PRC.
Tel:	86-1820-1273-165
Fax:	84442616
Attention:	Qian Wang

SCHEDULE 2

REGISTRATION RIGHTS

1.	Applicability of Rights. The Preferred Shareholders shall be entitled to the following rights with respect to any potential public offering of the Preferred Shares or the Company’s Ordinary Shares in the United States of America and shall be entitled to reasonably analogous or equivalent rights with respect to any other offering of Securities in any other jurisdiction pursuant to which the Company undertakes to publicly offer or list such Securities for trading on a recognized securities exchange.

2.	Definitions. For purposes of this Schedule 2:

(a)	Registration. The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

(b)	Registrable Securities. The term “Registrable Securities” means: (1) any Ordinary Shares of the Company issued or issuable upon conversion of any Preferred Shares; (2) any Ordinary Shares of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, any Preferred Shares described in clause (1) of this subsection (b); and (3) any other Ordinary Shares of the Company owned or hereafter acquired by any Preferred Shareholders. Notwithstanding the foregoing, “Registrable Securities” shall exclude any Registrable Securities sold by a person in a transaction in which rights under this Schedule 2 are not assigned in accordance with this Agreement or any Registrable Securities sold in a public offering, whether sold pursuant to Rule 144 promulgated under the Securities Act, or in a registered offering, or otherwise.

(c)	Registrable Securities Then Outstanding. The number of shares of “Registrable Securities then outstanding” shall mean the number of Ordinary Shares of the Company that are Registrable Securities and are then issued and outstanding.

(d)	Holder. For purposes of this Schedule 2, the term “Holder” means any person owning of record Registrable Securities that have not been sold to the public or pursuant to Rule 144 promulgated under the Securities Act or any permitted assignee of record of such Registrable Securities to whom rights under this Schedule 2 have been duly assigned in accordance with this Agreement.

(e)	Form S-3 and Form F-3. The terms “Form S-3” and “Form F-3” mean such respective form under the Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(f)	SEC. The term “SEC” or “Commission” means the U.S. Securities and Exchange Commission.

3.	Demand Registration.

(a)	Request by Holders. If the Company shall at any time after the earlier of (i) the date five (5) years following the date hereof, or (ii) the date six (6) months following the consummation of the Company’s initial public offering, receive a written request from the Holders that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities pursuant to this Section 3, then the Company shall, within ten (10) Business Days of the receipt of such written request, give written notice of such request (the “Request Notice”) to all Holders, and use all reasonable efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that Holders (including other Shareholders who so) request to be registered and included in such registration by written notice given by such Holders to the Company within twenty (20) days after receipt of the Request Notice, subject only to the limitations of this Section 3.

(b)	Underwriting. If the Holders initiating the registration request under this Section 3 (the “Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Section 3 and the Company shall include such information in the written notice referred to in subsection 3(a). In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditional upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities being registered and reasonably acceptable to the Company. Notwithstanding any other provision of this Section 3, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten then the Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated among the Holders of Registrable Securities on a pro rata basis according to the number of Registrable Securities then outstanding held by each Holder requesting registration (including the Initiating Holders); provided, however, that (i) the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities are first entirely excluded from the underwriting and registration, and (ii) the number of Registrable Securities included in any such registration is not reduced below thirty percent (30%) of the aggregate number of Registrable Securities for which inclusion has been requested. Any Registrable Securities excluded and withdrawn from such underwriting shall be withdrawn from the registration. If the underwriter has not limited the number of Registrable Securities to be underwritten, the Company may include its securities for its own account in such registration if the underwriter so agrees and if the number of Registrable Securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

(c)	Maximum Number of Demand Registrations. The Company shall be obligated to effect only two (2) such registrations pursuant to this Section 3 so long as such registrations have been declared or ordered effective.

(d)	Deferral. Notwithstanding the foregoing, the Company shall not be required to effect a registration pursuant to this Section 3:

(i)	during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date one hundred eighty (180) days following the effective date of, a Company-initiated registration subject to Section 4 below, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

(ii)	if the Initiating Holders propose to dispose of Registrable Securities that may be registered on Form S-3 pursuant to Section 5 hereof; or

(iii)	if the Company shall furnish to Holders requesting the filing of a registration statement pursuant to this Section 3, a certificate signed by the chief executive officer or Chairman of the Board of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its Shareholders for such registration statement to be filed at such time, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period, and provided further that the Company shall not register any securities for the account of itself or any other Shareholder during such ninety (90) day period (other than a registration relating solely to the sale of securities of participants in an employee benefit plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Securities Act).

(e)	Expenses. All expenses incurred in connection with any registration pursuant to this Section 3, including without limitation all registration, filing and qualification fees, printer’s and accounting fees, fees and disbursements of counsel for the Company, and reasonable fees and disbursements of one legal counsel for the selling Holders (but excluding underwriters’ discounts and commissions relating to shares sold by the Holders), shall be borne by the Company. Each Holder participating in a registration pursuant to this Section 3 shall bear such Holder’s proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all discounts, commissions or other amounts payable to underwriter(s) or brokers, in connection with such offering by the Holders. Notwithstanding any of the foregoing provisions, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 3 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case the participating Holders requesting for the withdrawal shall bear such expenses), unless all of the Holders of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 3; provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 3.

4.	Piggyback Registrations. The Company shall notify all Holders of Registrable Securities in writing at least twenty (20) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any registration under Section 3 or Section 5 of this Schedule 2, any employee benefit plan, any corporate reorganization or transaction under Rule 145 of the Securities Act) and will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall within 18 days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(a)	Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 4 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 4(c) hereof.

(b)	Underwriting. If a registration statement under which the Company gives notice under this Section 4 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder’s Registrable Securities to be included in a registration pursuant to this Section 4 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares (including up to seventy percent (70%) of the Registrable Securities for any IPO) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first to the Company, and second, to each of the Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of Registrable Securities then held by each such Holder (or such other proportions as agreed among all the selling Holders); provided, however, that the right of the underwriter(s) to exclude shares (including Registrable Securities) from the registration and underwriting as described above shall be restricted so that (i) in the case of a non-Qualified IPO, the number of Registrable Securities included in any such registration is not reduced below thirty percent (30%) of the aggregate number of Registrable Securities for which inclusion has been requested; and (ii) all shares that are not Registrable Securities and are held by any other person, including, without limitation, any person who is an employee, officer, consultant or director of the Company (or any subsidiary of the Company) shall first be excluded from such registration and underwriting before any Registrable Securities are so excluded. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder that is a partnership, the Holder and the partners and retired partners of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons, and for any Holder that is a corporation, the Holder and all corporations that are Associates of such Holder, shall be deemed to be a single “Holder” and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of Registrable Securities owned by all such entities and individuals.

(c)	Expenses. All expenses incurred in connection with any registration pursuant to this Section 4, including without limitation all registration, filing and qualification fees, printer’s and accounting fees, fees and disbursements of counsel for the Company, and reasonable fees and disbursements of one legal counsel for the selling Holders (but excluding underwriters’ discounts and commissions relating to shares sold by the Holders), shall be borne by the Company.

(d)	Not Demand Registration. Registration pursuant to this Section 4 shall not be deemed to be a demand registration as described in Section 3 above. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 4.

5.	Form S-3 or Form F-3 Registration. In case the Company shall receive from any Holder or Holders of Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form S-3 or Form F-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, then the Company will:

(a)	Notice. Promptly give written notice of the proposed registration and the Holder’s or Holders’ request therefor, and any related qualification or compliance, to all other Holders of Registrable Securities; and

(b)	Registration. Use all commercially reasonable efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fourteen (14) days after the Company provides the notice contemplated by Section 5(a); provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 5:

(1)	if Form S-3 or Form F-3 is not available for such offering by the Holders;

(2)	if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than US$1,000,000;

(3)	if the Company shall furnish to the Holders a certificate signed by the Company’s chief executive officer or Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its Shareholders for such Form S-3 or Form F-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 or Form F-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 5; provided that such right shall be exercised by the Company not more than once in any twelve (12) month period; and provided further that the Company shall not register any securities for the account of itself or any other Shareholder during such ninety (90) day period (other than a registration relating solely to the sale of securities of participants in an employee benefit plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Securities Act);

(4)	if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations under the Securities Act pursuant to the provisions of Section 5 and such registrations have been declared or ordered effective;

(5)	in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance;

(6)	if the Company, within thirty (30) days of receipt of the request of Holders requesting registration on Form S-3 or Form F-3, gives notice of its bona fide intention to effect the filing of a registration statement with the SEC within one hundred twenty (120) days of receipt of such request (other than a registration effected solely to qualify an employee benefit plan or to effect a corporate reorganization or transaction under Rule 145 of the Securities Act), provided that the Company is actively employing in good faith all commercially reasonable efforts to cause such registration statement to become effective; or

(7)	during the period starting with the date thirty (30) days prior to the Company’s good faith estimate of the date of the filing of and ending on a date ninety (90) days following the effective date of a Company-initiated registration subject to Section 4 above, provided that the Company is actively employing in good faith all commercially reasonable efforts to cause such registration statement to become effective.

(c)	Expenses. All expenses incurred in connection with any registration pursuant to this Section 5, including without limitation all registration, filing and qualification fees, printer’s and accounting fees, fees and disbursements of counsel for the Company, and reasonable fees and disbursements of one legal counsel for the selling Holders (but excluding underwriters’ discounts and commissions relating to shares sold by the Holders), shall be borne by the Company. Notwithstanding any of the foregoing provisions, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 5 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case the participating Holders requesting for the withdrawal shall bear such expenses), provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 5.

(d)	Registration. If the Holders requesting registration on Form S-3 or Form F-3 intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 5 and the Company shall include such information in the written notice referred to in Section 5(a). The provisions of Section 3 shall be applicable to such request (with the substitution of Section 5 for references to Section 3). Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders requesting registration on Form S-3 or Form F-3.

(e)	Not Demand Registration. Form S-3 or Form F-3 registrations shall not be deemed to be demand registrations as described in Section 3 above. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 5.

6.	Obligations of the Company. Whenever required to effect the registration of any Registrable Securities under this Agreement the Company shall, as expeditiously as reasonably possible:

(a)	Registration Statement. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, provided, however, that the Company shall not be required to keep any such registration statement effective for more than one hundred twenty (120) days.

(b)	Amendments and Supplements. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(c)	Prospectuses. Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus and any free writing prospectus, as defined in rule 405 of the Securities Act (a “Free Writing Prospectus”), in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

(d)	Blue Sky. Use all reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e)	Underwriting. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form, with the managing underwriter(s) of such offering.

(f)	Notification. Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus or Free Writing Prospectus (to the extent prepared by or on behalf of the Company) relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and, at the request of any such Holder, the Company will, as soon as reasonably practicable, file and furnish to all such Holders a supplement or amendment to such prospectus or Free Writing Prospectus (to the extent prepared by or on behalf of the Company) so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made.

(g)	Opinion and Comfort Letter. Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriter(s) for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a “comfort” letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

(h)	Exchange. Cause all such Registrable Securities registered pursuant to this Schedule 2 to be listed on a national exchange or trading system and on each securities exchange and trading system on which similar securities issued by the Company are then listed.

(i)	CUSIP. Provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Schedule 2 and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(j)	Notwithstanding the provisions of this Schedule 2, the Company shall be entitled to postpone or suspend, for a reasonable period of time (not to exceed one hundred twenty (120) days) and not more than once in any twelve (12) month period, the filing, effectiveness or use of, or trading under, any registration statement if the Company shall determine that any such filing or the sale of any securities pursuant to such registration statement would in the good faith judgment of the Board (i) materially impede, delay or interfere with any material pending or proposed financing, acquisition, corporate reorganization or other similar transaction involving the Company for which the Board has authorized negotiations, (ii) materially adversely impair the consummation of any pending or proposed material offering or sale of any class of securities by the Company, or (iii) require disclosure of material nonpublic information that, if disclosed at such time, would be materially harmful to the interests of the Company and its Shareholders; provided, however, that during any such period all executive officers and directors of the Company are also prohibited from selling securities of the Company (or any security of any of the Company’s Subsidiaries or Associates). In the event of the suspension of effectiveness of any registration statement pursuant to this subsection (j), the applicable time period during which such registration statement is to remain effective shall be extended by that number of days equal to the number of days the effectiveness of such registration statement was suspended.

7.	Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Schedule 2 with respect to the Registrable Securities of the selling Holders that such selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to timely effect the Registration of their Registrable Securities.

8.	No Registration Rights to Third Parties. Without the prior consent of the Holders of a majority of the Registrable Securities then outstanding, the Company covenants and agrees that it shall not grant, or cause or permit to be created, for the benefit of any person or entity any registration rights of any kind (whether similar to the demand, “piggyback” or Form S-3 or Form F-3 registration rights described in this Schedule 2, or otherwise) relating to any Securities of the Company, other than rights that are subordinate in right to the Preferred Shareholders.

9.	Assignment. The registration rights under this Schedule 2 may be transferred or assigned by a Preferred Shareholder to a transferee who acquires any of the Preferred Shareholders’ Shares (on an as-converted-basis), provided that BRV shall have the right to transfer such registration rights to any member of the BRV Group and any other Preferred Shareholder shall have the right to transfer such registration rights to any of its Associates.

10.	Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Schedule 2.

11.	Market Stand-Off Agreement. Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Company’s initial public offering and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (l80) days) plus an additional period as may be required pursuant to relevant rules of National Association of Securities Dealers (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares (whether such shares or any such securities are then owned by the Holder or are thereafter acquired), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise. The foregoing provisions of this Section 11 shall apply only to the Company’s initial public offering of equity securities, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall only be applicable to the Holders if all officers and directors and greater than one percent (1%) Shareholders of the Company enter into similar agreements. The underwriters in connection with the Company’s initial public offering are intended third party beneficiaries of this Section 11 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period. The Company shall require all future acquirers of the Company’s securities holding at least one percent (1%) of the then outstanding share capital of the Company to execute prior to a Qualified IPO a market stand-off agreement containing substantially similar provisions as those contained in this Section 11.

Notwithstanding the foregoing, if (i) during the last seventeen (17) days of the one hundred eighty (180)-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (ii) prior to the expiration of the one hundred eighty (180)-day restricted period, the Company announces that it will release earnings results during the sixteen (16)-day period beginning on the last day of the one hundred eighty (180)-day period, the restrictions imposed by this Section 11 shall continue to apply until the expiration of the additional stand-off period as may be required pursuant to relevant rules of National Association of Securities Dealers beginning on the issuance of the earnings release or the occurrence of the material news or material event.

12.	In the event any Registrable Securities are included in a registration statement under this Schedule 2:

(a)	To the extent permitted by law and its Memorandum and Articles of Association, the Company will indemnify and hold harmless each Holder, the partners, members, officers, directors and stockholders of each Holder, legal counsel and accountants for each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act, any state securities laws or any rule or regulation promulgated under the Securities Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus, final prospectus, or Free Writing Prospectus contained therein or any amendments or supplements thereto, any issuer information (as defined in Rule 433 of the Securities Act) filed or required to be filed pursuant to Rule 433(d) under the Securities Act or any other document incident to such registration prepared by or on behalf of the Company or used or referred to by the Company, (ii) the omission or alleged omission to state in such registration statement a material fact required to be stated therein, or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities laws or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities laws, and the Company will reimburse each such Holder, underwriter, controlling person or other aforementioned person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section l2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter, controlling person or other aforementioned person.

(b)	To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act, any state securities laws or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any person intended to be indemnified pursuant to this Section 12(b) for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 12(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld), and provided that in no event shall a Holder’s liability pursuant to this Section 12(b), when combined with the amounts paid or payable by such Holder pursuant to Section 12(d), exceed the proceeds from the offering received by such Holder (net of underwriter discounts and commissions and any expenses paid by such Holder).

(c)	Promptly after receipt by an indemnified party under this Section 12 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 12, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one (1) separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of liability to the indemnified party under this Section 12 to the extent of such prejudice, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 12.

(d)	If the indemnification provided for in this Section 12 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations; provided, however, that (i) no contribution by any Holder, when combined with any amounts paid by such Holder pursuant to Section 12(b), shall exceed the net proceeds from the offering received by such Holder and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Section 12(d), when combined with the amounts paid or payable by such Holder pursuant to Section 12(b), exceed the proceeds from the offering received by such Holder (net of underwriter discounts and commissions and any expenses paid by such Holder). The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)	Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f)	The obligations of the Company and Holders under this Section 12 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1 and otherwise.

13.	Reports under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3 or F-3, the Company agrees to:

(a)	make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the effective date of the Company’s initial public offering;

(b)	file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c)	furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 or Form F-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested to avail any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

SCHEDULE 3

INITIAL OPERATING METRICS TO BE PROVIDED UNDER INFORMATION RIGHTS

[English Translation]

SCHEDULE 3

INITIAL OPERATING METRICS TO BE PROVIDED UNDER INFORMATION RIGHTS

Business and Financial Metrics		Note

Quality of asset	accumulated amount of loans	end of each month

	balance of loan	end of each month

	new amount of loans	monthly

	balance of past due amount of loans	end of each month

	new past due amount of loans	monthly

	accumulated charged-off amount of loans	end of each month

Business expansion	accumulated registered users	end of each month

	new registered users	monthly

	accumulated active users	end of each month

	new active users	monthly

	accumulated number of loans	end of each month

	new amount of loans	monthly

	average loan size	monthly

	accumulated amount advanced	end of each month

	average user engagement cost	monthly

	penetration rate	end of each month

Loan side	accumulated financed amount	end of each month

	balance of financed amount	end of each month

	new financed amount	monthly

SCHEDULE 4

FORM OF JOINDER AGREEMENT TO SHAREHOLDERS’ AGREEMENT

The undersigned is executing and delivering this Joinder Agreement dated                     , pursuant to the Shareholders’ Agreement, dated as of December 9, 2016 (the “Shareholders’ Agreement”), by and among the Company, the Investors, the Key Holders, the Domestic Company certain other parties named therein.

Capitalized terms used but not defined in this Joinder Agreement shall have their meanings in the Shareholders’ Agreement.

The undersigned hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, it shall be deemed to be a Party to the Shareholders’ Agreement as of the date hereof and shall have all of the rights and obligations equal to those of the “Domestic Company” thereunder, as if it had executed the Shareholders’ Agreement.

The undersigned hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Shareholders’ Agreement.

IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered as of the date first written above.

[Name of the Entity]

By:

Name:
Title: Authorized Signatory